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                                                                    EXHIBIT 10.4

                                                                  --------------
                                                                  EXECUTION COPY
                                                                  --------------









                         RECEIVABLES PURCHASE AGREEMENT

                         Dated as of September 21, 2001

                                      Among

                                  TBSPV, INC.,
                                   as Seller,

                           THOMAS & BETTS CORPORATION,
                           as initial Master Servicer,

                      BLUE RIDGE ASSET FUNDING CORPORATION,
                                  as Purchaser

                                       and

                              WACHOVIA BANK, N.A.,
                             as Administrative Agent


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                                TABLE OF CONTENTS

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

                                                                                                           PAGE
Article I Purchase Arrangements..............................................................................1
   SECTION 1.1       PURCHASE FACILITY.......................................................................1
   SECTION 1.2       INCREMENTAL PURCHASES...................................................................2
   SECTION 1.3       DECREASES...............................................................................2
   SECTION 1.4       DEEMED COLLECTIONS; PURCHASE LIMIT......................................................2
   SECTION 1.5       PAYMENT REQUIREMENTS AND COMPUTATIONS...................................................3
Article II Payments and Collections..........................................................................4
   SECTION 2.1       PAYMENTS OF RECOURSE OBLIGATIONS........................................................4
   SECTION 2.2       COLLECTIONS PRIOR TO THE FACILITY TERMINATION DATE......................................4
   SECTION 2.3       APPLICATION OF COLLECTIONS AFTER THE FACILITY TERMINATION DATE..........................5
   SECTION 2.4       PAYMENT RECISSION.......................................................................6
   SECTION 2.5       CLEAN UP CALL...........................................................................6
Article III Commercial Paper Funding.........................................................................6
   SECTION 3.1       CP COSTS................................................................................6
   SECTION 3.2       CALCULATION OF CP COSTS.................................................................6
   SECTION 3.3       CP COSTS PAYMENTS.......................................................................7
   SECTION 3.4       DEFAULT RATE............................................................................7
Article IV Liquidity Fundings................................................................................7
   SECTION 4.1       LIQUIDITY FUNDINGS......................................................................7
   SECTION 4.2       YIELD PAYMENTS..........................................................................7
   SECTION 4.3       SELECTION AND CONTINUATION OF INTEREST PERIODS..........................................7
   SECTION 4.4       LIQUIDITY FUNDING YIELD RATES...........................................................8
   SECTION 4.5       SUSPENSION OF THE LIBO RATE.............................................................8
   SECTION 4.6       DEFAULT RATE............................................................................9
Article V Representations and Warranties.....................................................................9
   SECTION 5.1       REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES....................................9
Article VI Conditions of Purchases...........................................................................13
   SECTION 6.1       CONDITIONS PRECEDENT TO INITIAL INCREMENTAL PURCHASE....................................13
   SECTION 6.2       CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.................................13
Article VII Covenants........................................................................................14
   SECTION 7.1       AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.............................................14
   SECTION 7.2       NEGATIVE COVENANTS OF THE SELLER PARTIES................................................21
Article VIII Administration and Collection...................................................................22
   SECTION 8.1       DESIGNATION OF MASTER SERVICER..........................................................22
   SECTION 8.2       DUTIES OF MASTER SERVICER...............................................................23
   SECTION 8.3       COLLECTION NOTICES......................................................................25
   SECTION 8.4       RESPONSIBILITIES OF THE SELLER..........................................................25
   SECTION 8.5       MONTHLY REPORTS.........................................................................25
   SECTION 8.6       SERVICING FEE...........................................................................26
Article IX Liquidation Events................................................................................26
   SECTION 9.1       LIQUIDATION EVENTS......................................................................26
   SECTION 9.2       REMEDIES................................................................................28

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Article X Indemnification....................................................................................29
   SECTION 10.1         INDEMNITIES BY THE SELLER PARTIES....................................................29
   SECTION 10.2         INCREASED COST AND REDUCED RETURN....................................................31
   SECTION 10.3         OTHER COSTS AND EXPENSES.............................................................32
   SECTION 10.4         ALLOCATIONS..........................................................................32
Article XI the Administrative Agent..........................................................................33
   SECTION 11.1         AUTHORIZATION AND ACTION.............................................................33
Article XII Assignments and Participations...................................................................33
   SECTION 12.1         ASSIGNMENTS AND PARTICIPATIONS BY BLUE RIDGE.........................................33
   SECTION 12.2         PROHIBITION ON ASSIGNMENTS BY THE SELLER PARTIES.....................................33
Article XIII Miscellaneous...................................................................................34
   SECTION 13.1         WAIVERS AND AMENDMENTS...............................................................34
   SECTION 13.2         NOTICES..............................................................................34
   SECTION 13.3         PROTECTION OF ADMINISTRATIVE AGENT'S SECURITY INTEREST...............................35
   SECTION 13.4         CONFIDENTIALITY......................................................................36
   SECTION 13.5         BANKRUPTCY PETITION..................................................................36
   SECTION 13.6         LIMITATION OF LIABILITY..............................................................37
   SECTION 13.7         CHOICE OF LAW........................................................................37
   SECTION 13.8         CONSENT TO JURISDICTION..............................................................37
   SECTION 13.9         WAIVER OF JURY TRIAL.................................................................38
   SECTION 13.10        INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.......................................38
   SECTION 13.11        COUNTERPARTS; SEVERABILITY; SECTION REFERENCES.......................................38
   SECTION 13.12        CHARACTERIZATION.....................................................................39

                                     ii

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

Exhibits
--------
Exhibit I                  Definitions

Exhibit II                 Form of Purchase Notice

Exhibit III Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV                 Names of Collection Banks; Lock-Boxes and Collection
                           Accounts

Exhibit V                  Form of Compliance Certificate

Exhibit VI                 Form of Collection Account Agreement

Exhibit VII                Summary of Credit Practices

Exhibit VIII               Form of Monthly Report

Exhibit IX                 Actions; Suits

Exhibit X                  Fiscal Months

Exhibit XI                 ERISA Matters


Schedules
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
Schedule A                 Documents to be Delivered to the Administrative Agent
                           on or Prior to the Initial Purchase

                                    iii
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                         RECEIVABLES PURCHASE AGREEMENT

         This Receivables Purchase Agreement, dated as of September 21, 2001 is entered into by and among:

         (a)      TBSPV, INC., a Delaware corporation (the "SELLER"),

         (b) THOMAS & BETTS CORPORATION, a Tennessee corporation ("T&B CORP."), as initial Master Servicer (the Master Servicer together with the Seller, the "SELLER PARTIES" and each, a "SELLER PARTY"),

         (c) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation ("BLUE RIDGE"), and

         (d) WACHOVIA BANK, N.A., as agent for Blue Ridge and its assigns under the Transaction Documents and under the Liquidity Agreement (together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT").

         Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I.

                             PRELIMINARY STATEMENTS

         The Seller desires to sell and assign Receivable Interests from time to time.

         Blue Ridge shall purchase Receivable Interests from the Seller from time to time either by issuing its Commercial Paper or by availing itself of a Liquidity Funding to the extent available.

         Wachovia Bank, N.A. has been requested and is willing to act as Administrative Agent on behalf of Blue Ridge and its assigns in accordance with the terms hereof.

                                   ARTICLE I

                              PURCHASE ARRANGEMENTS

         SECTION 1.1  PURCHASE FACILITY.

         (a) Upon the terms and subject to the conditions of this Agreement (including, without limitation, ARTICLE VI), from time to time prior to the Facility Termination Date, the Seller may request that Blue Ridge purchase from the Seller undivided ownership interests in the Receivables and the associated Related Security and Collections, and Blue Ridge shall make such Purchase; PROVIDED THAT no Purchase shall be made by Blue Ridge if, after giving effect thereto, either (i) the Aggregate Invested Amount would exceed the Purchase Limit, or (ii) the aggregate of the Receivable Interests would exceed 100%. It is the intent of Blue Ridge to fund the Purchases by the issuance of Commercial Paper. If for any reason Blue Ridge is unable, or

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determines that it is undesirable, to issue Commercial Paper to fund or maintain its investment in the Receivable Interests, or is unable for any reason to repay such Commercial Paper upon the maturity thereof, Blue Ridge will avail itself of a Liquidity Funding to the extent available. If Blue Ridge funds or refinances its investment in a Receivable Interest through a Liquidity Fundings, in lieu of paying CP Costs on the Invested Amount pursuant to ARTICLE III hereof, the Seller will pay Yield thereon at the Alternate Base Rate or the LIBO Rate, selected in accordance with ARTICLE IV hereof. Nothing herein shall be deemed to constitute a commitment of Blue Ridge to issue Commercial Paper.

         (b) The Seller may, upon at least ten (10) Business Days' notice to the Administrative Agent, terminate in whole or reduce in part, the unused portion of the Purchase Limit; PROVIDED THAT each partial reduction of the Purchase Limit shall be in an amount equal to $10,000,000 (or a larger integral multiple of $1,000,000 if in excess thereof).

         SECTION 1.2 INCREMENTAL PURCHASES.

         The Seller shall provide the Administrative Agent with at least two (2) Business Days' prior written notice in a form set forth as EXHIBIT II hereto of each Incremental Purchase (each, a "PURCHASE NOTICE"). Each Purchase Notice shall be subject to SECTION 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000 or a larger integral multiple of $100,000) and the Purchase Date (which, in the case of any Incremental Purchase after the initial Purchase hereunder, shall only be on a Settlement Date). Following receipt of a Purchase Notice, the Administrative Agent will determine whether Blue Ridge will fund the requested Incremental Purchase through the issuance of Commercial Paper or through a Liquidity Funding. If Blue Ridge determines to fund an Incremental Purchase through a Liquidity Funding, the Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase will be funded through a Liquidity Funding. On each Purchase Date, upon satisfaction of the applicable conditions precedent set forth in ARTICLE VI, Blue Ridge shall deposit to the Facility Account, in immediately available funds, no later than 2:00 p.m. (New York time), an amount equal to the requested Purchase Price.

         SECTION 1.3  DECREASES.

         The Seller shall provide the Administrative Agent with prior written notice in conformity with the Required Notice Period (a "REDUCTION NOTICE") of any proposed reduction of Aggregate Invested Amount. Such Reduction Notice shall designate (a) the date (the "PROPOSED REDUCTION DATE") upon which any such reduction of Aggregate Invested Amount shall occur (which date shall give effect to the applicable Required Notice Period), and the amount of Aggregate Invested Amount to be reduced which shall be applied ratably to all Receivable Interests in accordance with the respective Invested Amounts thereof (the "AGGREGATE REDUCTION"). Only one (1) Reduction Notice shall be outstanding at any time.

         SECTION 1.4 DEEMED COLLECTIONS; PURCHASE LIMIT.

         (a) If, other than as a result of Contractual Dilution, on any day:

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                  (i)  the Outstanding Balance of any Receivable is reduced or cancelled as a result of any defective or rejected goods or services, or any other adjustment by any Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or

                 (ii) the Outstanding Balance of any Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                 (iii) the Outstanding Balance of any Receivable is reduced on account of the obligation of any Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                 (iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Monthly Report (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or

                 (v) any of the representations or warranties of the Seller were not true when made with respect to any Receivable,

then, on such day, the Seller shall be deemed to have received a Collection of such Receivable (A) in the case of CLAUSES (i)-(iv) above, in the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating such Net Pool Balance, as applicable; and (B) in the case of CLAUSE (v) above, in the amount of the Outstanding Balance of such Receivable and, not later than five (5) Business Days thereafter shall pay to the Administrative Agent's Account the amount of any such Collection deemed to have been received.

         (b) The Seller shall ensure that the Aggregate Invested Amount at no time exceeds the Purchase Limit. If at any time the Aggregate Invested Amount exceeds the Purchase Limit, the Seller shall pay to the Administrative Agent immediately an amount to be applied to reduce the Aggregate Invested Amount (as allocated by the Administrative Agent), such that after giving effect to such payment the Aggregate Invested Amount is less than or equal to the Purchase Limit.

         (c) The Seller shall also ensure that the Receivable Interests shall at no time exceed in the aggregate 100%. If the aggregate of the Receivable Interests exceeds 100%, the Seller shall pay to the Administrative Agent on or before the next succeeding Settlement Date (or, if such excess is discovered on a Settlement Date, on such Settlement Date) an amount to be applied to reduce the Aggregate Invested Amount (as allocated by the Administrative Agent), such that after giving effect to such payment the aggregate of the Receivable Interests equals or is less than 100%

         SECTION 1.5  PAYMENT REQUIREMENTS AND COMPUTATIONS.

         All amounts to be paid or deposited by the Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 12:00

                                       3
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noon (New York time) on the day when due in immediately available funds, and if not received before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to the Administrative Agent for the account of Blue Ridge, they shall be paid to the Administrative Agent's Account, for the account of Blue Ridge until otherwise notified by the Administrative Agent. Upon notice to the Seller, the Administrative Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of CP Costs, Yield, PER ANNUM fees calculated as part of any CP Costs, PER ANNUM fees hereunder and PER ANNUM fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                                   ARTICLE II

                            PAYMENTS AND COLLECTIONS

         SECTION 2.1  PAYMENTS OF RECOURSE OBLIGATIONS.

         The Seller hereby promises to pay the following (collectively, the "RECOURSE OBLIGATIONS"):

         (a) all amounts due and owing under SECTION 1.3 or SECTION 1.4 on the dates specified therein;

         (b) the fees set forth in the Fee Letter on the dates specified therein;

         (c) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the Alternate Base Rate or the Default Rate on each Settlement Date applicable thereto;

         (d) all accrued and unpaid Yield on the Receivable Interests accruing Yield at the LIBO Rate on the last day of each Interest Period applicable thereto;

         (e) all accrued and unpaid CP Costs on the Receivable Interests funded with Commercial Paper on each Settlement Date; and

         (f) all Broken Funding Costs and Indemnified Amounts upon demand.

         SECTION 2.2  COLLECTIONS PRIOR TO THE FACILITY TERMINATION DATE.

         (a) Prior to the Facility Termination Date, any Deemed Collections received by the Master Servicer and Blue Ridge's Portion of any Collections received by the Master Servicer shall be set aside and held in trust by the Master Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this SECTION 2.2. If at any time any Collections are received by the Master Servicer prior to the Facility Termination Date, the Seller hereby requests and Blue Ridge hereby agrees to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with Blue Ridge's Portion of the balance of each and every Collection received by the Master Servicer such that after giving effect to such Reinvestment, the Invested Amount of such Receivable Interest immediately after such receipt

                                       4
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and corresponding Reinvestment shall be equal to the amount of Invested Amount immediately prior to such receipt.

         (b) On each Settlement Date prior to the Facility Termination Date, the Master Servicer shall remit to the Administrative Agent's Account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with SECTION 2.1) to the Aggregate Unpaids in the order specified:

         FIRST, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs (if any) that are then due and owing,

         SECOND, to the accrued and unpaid Servicing Fee (so long as the Master Servicer is not T&B Corp. or an Affiliate of T&B Corp.),

         THIRD, ratably to the payment of all accrued and unpaid fees under the Fee Letter (if any) that are then due and owing,

         FOURTH, if required under SECTION 1.3 or SECTION 1.4, to the ratable reduction of Aggregate Invested Amount,

         FIFTH, for the ratable payment of all other unpaid Recourse Obligations, if any, that are then due and owing,

         SIXTH, to the accrued and unpaid Servicing Fee (so long as the Master Servicer is T&B Corp. or an Affiliate of T&B Corp.), and

         SEVENTH, the balance, if any, to the Seller or otherwise in accordance with the Seller's instructions.

         SECTION 2.3 APPLICATION OF COLLECTIONS AFTER THE FACILITY TERMINATION DATE.

         (a) On the Facility Termination Date and on each day thereafter, the Master Servicer shall set aside and hold in trust, for the benefit of the Secured Parties, all Collections received on each such day. On and after the Facility Termination Date, the Master Servicer shall, on each Settlement Date and on each other Business Day specified by the Administrative Agent: (i) remit to the Administrative Agent's Account the amounts set aside pursuant to the preceding two sentences, and (ii) apply such amounts to reduce the Aggregate Unpaids as follows:

         FIRST, ratably to the payment of all accrued and unpaid CP Costs, Yield and Broken Funding Costs,

         SECOND, to the accrued and unpaid Servicing Fee (so long as the Master Servicer is not T&B Corp. or an Affiliate of T&B Corp.)

         THIRD, to the reimbursement of the Administrative Agent's costs of collection and enforcement of this Agreement,

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         FOURTH, ratably to the payment of all accrued and unpaid fees under the Fee Letter,

         FIFTH, to the ratable reduction of Aggregate Invested Amount,

         SIXTH, for the ratable payment of all other Aggregate Unpaids,

         SEVENTH, to the accrued and unpaid Servicing Fee (so long as the Master Servicer is T&B Corp. or an Affiliate of T&B Corp.), and

         EIGHTH, after the Final Payout Date, to the Seller.

         SECTION 2.4  PAYMENT RECISSION.

         No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such recission, return or refund) the full amount thereof, plus interest thereon at the Default Rate from the date of any such recission, return or refunding.

         SECTION 2.5  CLEAN UP CALL.

         In addition to the Seller's rights pursuant to SECTION 1.3, the Seller shall have the right (after providing written notice to the Administrative Agent in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Invested Amount to a level that is less than 10.0% of the original Purchase Limit, to repurchase all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds to the Administrative Agent's Account. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against Blue Ridge or the Administrative Agent.

                                  ARTICLE III

                            COMMERCIAL PAPER FUNDING

         SECTION 3.1  CP COSTS.

         The Seller shall pay CP Costs with respect to the Invested Amount of all Receivable Interests funded through the issuance of Commercial Paper. Each Receivable Interest that is funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share that the Invested Amount in respect of such Receivable Interest represents in relation to all assets held by Blue Ridge and funded substantially with related Pooled Commercial Paper.

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         SECTION 3.2  CALCULATION OF CP COSTS.

         Not later than the third Business Day immediately preceding each Monthly Reporting Date, Blue Ridge shall calculate the aggregate amount of CP Costs applicable to its Receivable Interests for the Collection Period then most recently ended and shall notify the Seller of such aggregate amount.

         SECTION 3.3  CP COSTS PAYMENTS.

         On each Settlement Date, the Seller shall pay to the Administrative Agent (for the benefit of Blue Ridge) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Invested Amount of all Receivable Interests funded with Commercial Paper for the Collection Period then most recently ended in accordance with ARTICLE II.

         SECTION 3.4  DEFAULT RATE.

         From and after the occurrence of a Liquidation Event, all Receivable Interests shall accrue Yield at the Default Rate.

                                   ARTICLE IV

                               LIQUIDITY FUNDINGS

         SECTION 4.1  LIQUIDITY FUNDINGS.

         Prior to the occurrence of a Liquidation Event, the outstanding Invested Amount of each Receivable Interest funded with a Liquidity Funding shall accrue Yield for each day during its Interest Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Seller gives the required notice to the Administrative Agent of another Yield Rate in accordance with SECTION 4.4, the initial Yield Rate for any Receivable Interest funded with a Liquidity Funding shall be the Alternate Base Rate (unless the Default Rate is then applicable). If any undivided interest in a Receivable Interest initially funded with Commercial Paper is sold to the Liquidity Banks pursuant to the Liquidity Agreement, such undivided interest in such Receivable Interest shall be deemed to have a Interest Period commencing on the date of such sale.

         SECTION 4.2  YIELD PAYMENTS.

         On the Settlement Date for each Receivable Interest that is funded with a Liquidity Funding, the Seller shall pay to the Administrative Agent (for the benefit of the Liquidity Banks) an aggregate amount equal to the accrued and unpaid Yield thereon for the entire Interest Period of each such Liquidity Funding in accordance with ARTICLE II.

         SECTION 4.3  SELECTION AND CONTINUATION OF INTEREST PERIODS.

         (a) With consultation from (and approval by) the Administrative Agent, the Seller shall from time to time request Interest Periods for the Receivable Interests funded with Liquidity Fundings, PROVIDED THAT if at any time any Liquidity Funding is outstanding, the Seller

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shall always request Interest Periods such that at least one Interest Period shall end on the date specified in CLAUSE (i) of the definition of Settlement Date.

         (b) The Seller or the Administrative Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Interest Period (the "TERMINATING TRANCHE") for any Liquidity Funding, may, effective on the last day of the Terminating Tranche: (i) divide any such Liquidity Funding into multiple Liquidity Fundings, (ii) combine any such Liquidity Funding with one or more other Liquidity Fundings that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Liquidity Funding with a new Liquidity Funding to be made by the Liquidity Banks on the day such Terminating Tranche ends.

         SECTION 4.4  LIQUIDITY FUNDING YIELD RATES.

         The Seller may select the LIBO Rate (subject to SECTION 4.5 below) or the Alternate Base Rate for each Liquidity Funding. The Seller shall by 12:00 noon (New York time): (a) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Yield Rate and (b) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Yield Rate, give the Administrative Agent irrevocable notice of the new Yield Rate for the Liquidity Funding associated with such Terminating Tranche. Until the Seller gives notice to the Administrative Agent of another Yield Rate, the initial Yield Rate for any Receivable Interest assigned or participated to the Liquidity Banks pursuant to the Liquidity Agreement shall be the Alternate Base Rate (unless the Default Rate is then applicable).

         SECTION 4.5  SUSPENSION OF THE LIBO RATE.

         (a) If any Liquidity Bank notifies the Administrative Agent that it has determined that funding its ratable share of the Liquidity Fundings at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Liquidity Funding at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Liquidity Funding at such LIBO Rate, then the Administrative Agent shall suspend the availability of such LIBO Rate and require the Seller to select the Alternate Base Rate for any Liquidity Funding accruing Yield at such LIBO Rate.

         (b) If less than all of the Liquidity Banks give a notice to the Administrative Agent pursuant to SECTION 4.5(a), each Liquidity Bank which gave such a notice shall be obliged, at the request of the Seller, Blue Ridge or the Administrative Agent, to assign all of its rights and obligations hereunder to
(i) another Liquidity Bank or (ii) another funding entity nominated by the Seller or the Administrative Agent that is an Eligible Assignee willing to participate in the Liquidity Agreement through the Liquidity Termination Date in the place of such notifying Liquidity Bank; PROVIDED THAT (A) the notifying Liquidity Bank receives payment in full of all Aggregate Unpaids owing to it (whether due or accrued), and (B) the replacement Liquidity Bank otherwise satisfies the requirements of the Liquidity Agreement.

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         SECTION 4.6  DEFAULT RATE.

         From and after the occurrence of a Liquidation Event, all Liquidity Fundings shall accrue Yield at the Default Rate.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.1  REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES.

         Each Seller Party hereby represents and warrants to the Administrative Agent and Blue Ridge, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

         (a) EXISTENCE AND POWER. Such Seller Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Seller Party is duly organized under the laws of that jurisdiction. Such Seller Party is validly existing and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

         (b) POWER AND AUTHORITY; DUE AUTHORIZATION, EXECUTION AND DELIVERY. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of the Seller, the Seller's use of the proceeds of Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

         (c) NO CONFLICT. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) GOVERNMENTAL AUTHORIZATION. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

         (e) ACTIONS, SUITS. Except as described in the Parent's most recent 10-K and 10-Q filed with the Securities and Exchange Commission and as otherwise described in EXHIBIT IX, there are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

         (f) BINDING EFFECT. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) ACCURACY OF INFORMATION. All information heretofore furnished by such Seller Party or any of its Affiliates to the Administrative Agent or Blue Ridge for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Administrative Agent or Blue Ridge will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (h) USE OF PROCEEDS. No proceeds of any Purchase hereunder will be used
(i) for a purpose that violates, or would be inconsistent with, (A) SECTION 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended; PROVIDED however that nothing in this clause (ii) shall be deemed to prohibit the Master Servicer from repurchasing its common stock or bonds.

         (i) GOOD TITLE. The Seller is the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller's ownership interest in each Receivable, its Collections and the Related Security.

         (j) PERFECTION. This Agreement is effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Purchased Assets to secure payment of the Aggregate Unpaids, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (on behalf of the Secured Parties) security interest in the Purchased Assets. TBSPV is a registered organization organized under the laws of the state of Delaware and is located for purposes of Article 9 of the UCC in such state. T&B Corp. is a registered organization organized under the laws of the state of Tennessee and is located for purposes of Article 9 of the UCC in such state.

         (k) JURISDICTION OF FORMATION AND LOCATIONS OF RECORDS. The jurisdiction of incorporation and the offices where it keeps all of its Records are located at the address(es) listed on EXHIBIT III or such other locations of which the Administrative Agent has been notified in accordance with SECTION 7.2(a) in jurisdictions where all action required by SECTION 13.3(A) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on EXHIBIT III.

         (l) COLLECTIONS. The conditions and requirements set forth in
SECTION 7.1(j) and SECTION 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on EXHIBIT IV. The Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

         (m) MATERIAL ADVERSE EFFECT. (i) The initial Master Servicer represents and warrants that since July 1, 2001, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Master Servicer and its Subsidiaries on a consolidated basis or the ability of the initial Master Servicer to perform its obligations under this Agreement, and
(ii) the Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of the Seller, (B) the ability of the Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

         (n) NAMES. The name in which the Seller has executed this Agreement is identical to the name of the Seller as indicated on the public record of its state of organization which shows the Seller to have been organized. In the past five (5) years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

         (o) OWNERSHIP OF THE SELLER. T&B Corp. owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

         (p) NOT A HOLDING COMPANY OR AN INVESTMENT COMPANY. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (q) COMPLIANCE WITH LAW. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

         (r) COMPLIANCE WITH CREDIT AND COLLECTION POLICY. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified in accordance with SECTION 7.1(a)(vii).

         (s) CONTRIBUTIONS BY T&B CORP. With respect to each Receivable transferred to the Seller under the Receivables Contribution Agreement, the Seller has given reasonably equivalent value to T&B Corp. in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by T&B Corp. of any Receivable under the Receivables Contribution Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 ET SEQ.), as amended.

         (t) ENFORCEABILITY OF CONTRACTS. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (u) ELIGIBLE RECEIVABLES.  Each Receivable included in the Net
Pool Balance as an Eligible Receivable on the date of any Monthly Report was an Eligible Receivable on such date.

         (v) PURCHASE LIMIT AND MAXIMUM RECEIVABLE INTERESTS. Immediately after giving effect to each Incremental Purchase hereunder, the Aggregate Invested Amount is less than or equal to the Purchase Limit and the aggregate of the Receivable Interests does not exceed 100%.

         (w) ACCOUNTING. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Contribution Agreement is consistent with the characterization of the transactions contemplated herein as being "true contributions and/or absolute assignments."

         (x) TAXES. The Seller has filed all tax returns and reports required by law to be filed by it and has paid all taxes and governmental charges due and owing, except any such taxes which are not yet owing but diligently contested in good faith by appropriate proceedings and which adequate reserves in accordance with GAAP have been set aside on its books. The Master Servicer has filed all material tax returns and reports required by law to be filed by it and paid when due all material taxes and governmental charges due and owing pursuant to such returns and any material assessment received by the Master Servicer, except any such taxes which are not yet owing but diligently contested in good faith by appropriate proceedings and which adequate reserves in accordance with GAAP have been set aside on its books.

                                   ARTICLE VI

                             CONDITIONS OF PURCHASES

         SECTION 6.1  CONDITIONS PRECEDENT TO INITIAL INCREMENTAL PURCHASE.

         The initial Incremental Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Purchase those documents listed on SCHEDULE A, (b) the Administrative Agent shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter and (c) the Collection Account Requirement shall have been satisfied.

         SECTION 6.2  CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.

         Each Incremental Purchase and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Purchase: (i) the Master Servicer shall have delivered to the Administrative Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Administrative Agent, all Monthly Reports as and when due under SECTION 8.5 and
(ii) upon the Administrative Agent's request, the Master Servicer shall have delivered to the Administrative Agent at least three (3) days prior to such Purchase an interim Monthly Report showing the amount of Eligible Receivables;
(b) the Administrative Agent shall have received such other approvals, opinions or documents as it may reasonably request and (c) on each Purchase Date, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                 (i) the representations and warranties set forth in SECTION 5.1 are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such Purchase Date;

                 (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute a Liquidation Event, and no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that would constitute an Unmatured Liquidation Event; and

                 (iii) the Aggregate Invested Amount does not exceed the Purchase Limit and the aggregate Receivable Interests do not exceed 100%.

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

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent or Blue Ridge, occur automatically on each day that the Master Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of the Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent, to rescind the related purchase and direct the Seller to pay to the Administrative Agent's Account, for the benefit of Blue Ridge, an amount equal to the Collections prior to the Facility Termination Date that shall have been applied to the affected Reinvestment.

                                  ARTICLE VII

                                    COVENANTS

         SECTION 7.1  AFFIRMATIVE COVENANTS OF THE SELLER PARTIES.

         Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

         (a) FINANCIAL REPORTING. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent:

                 (i) ANNUAL REPORTING. Within 90 days after the close of each fiscal year, or, if an extension is granted by the Securities Exchange Commission, no later than the last day of such extension period, (A) audited, financial statements (which shall include balance sheets, statements of income and statements of cash flows) for T&B Corp. and its consolidated Subsidiaries for such fiscal year and (B) separate financial statements for Seller, consisting of at least a balance sheet and a statement of income for such year and statements of cash flows, setting forth in each case in comparative form corresponding figures from the preceding fiscal year and certified by KMPG LLP or by any other nationally recognized independent public accountants, which certifications shall be free of exceptions and qualifications not acceptable to the Administrative Agent.

                 (ii) QUARTERLY REPORTING. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, or, if an extension is granted by the Securities Exchange Commission, no later than the last day of such extension period, (A) balance sheets of T&B Corp. and its consolidated Subsidiaries and (B) separate balance sheets of the Seller as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer.

                 (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT V signed by such Seller Party's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                 (iv) SHAREHOLDERS STATEMENTS AND REPORTS. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished; PROVIDED, however, that for so long as Wachovia Bank, N.A. is a lender under the Credit Facility, no notice shall be required pursuant to this clause (iv).

                 (v) S.E.C. FILINGS. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which such Seller Party or any of its Affiliates files with the Securities and Exchange Commission; PROVIDED, however, that for so long as Wachovia Bank, N.A. is a lender under the Credit Facility, no notice shall be required pursuant to this clause (v).

                 (vi) COPIES OF NOTICES. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Administrative Agent or Blue Ridge, copies of the same.

                 (vii)  CHANGE IN CREDIT AND COLLECTION POLICY. At least thirty
          (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) requesting the Administrative Agent's prior written consent thereto (which consent shall not be unreasonably withheld).

                 (viii) OTHER INFORMATION. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of the Seller Party as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, for the benefit of Blue Ridge, under or as contemplated by this Agreement.

          (b) NOTICES. Each Seller Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                 (i) LIQUIDATION EVENTS OR UNMATURED LIQUIDATION EVENTS. The occurrence of each Liquidation Event and each Unmatured Liquidation Event, by a statement of an Authorized Officer of the Seller Party.

                 (ii) JUDGMENTS AND PROCEEDINGS. (A) (1) The entry of any judgment or decree against the Master Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Master Servicer and its Subsidiaries exceeds $20,000,000 after deducting (a) the amount with respect to which the Master Servicer or any such Subsidiary, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the

          Master Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Master Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against the Seller.

                 (iii) MATERIAL ADVERSE EFFECT. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                 (iv) TERMINATION DATE. The occurrence of the "Termination Date" under and as defined in the Receivables Contribution Agreement or the Receivables Transfer Agreement.

                 (v) DEFAULTS UNDER OTHER AGREEMENTS. The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Seller Party is a debtor or an obligor.

                 (vi) NOTICES UNDER RECEIVABLES CONTRIBUTION AGREEMENT AND THE RECEIVABLES TRANSFER AGREEMENT. Copies of all notices delivered under the Receivables Contribution Agreement and the Receivables Transfer Agreement.

          (c) COMPLIANCE WITH LAWS AND PRESERVATION OF CORPORATE EXISTENCE. The Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

          (d) AUDITS. The Seller Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request. The Seller Party will, from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice and at the sole cost of the Seller Party, permit the Administrative Agent, or its agents or representatives (and shall cause each Originator to permit the Administrative Agent or its agents or representatives):
(i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Purchased Assets, including, without limitation, the related Contracts, and to visit the offices and properties of such Person for the purpose of examining such materials described in CLAUSE (i) above, and to discuss matters relating to such Person's financial condition or the Purchased Assets or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of the Seller or the Master Servicer having knowledge of such matters (each of the foregoing examinations and visits, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Liquidation Event has occurred and is continuing, (A) the Seller Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the Administrative Agent will not request more than four (4) Reviews in any one calendar year.

          (e)  KEEPING AND MARKING OF RECORDS AND BOOKS.

               (i) The Master Servicer will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Master Servicer will (and will cause each Originator
          to) give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) The Seller Party will (and will cause each Originator to):
          (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to the Administrative Agent, describing the Administrative Agent's security interest in the Purchased Assets and
          (B) upon the request of the Administrative Agent following the occurrence of a Liquidation Event: (1) mark each Contract with a legend describing the Administrative Agent's security interest and (2) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

          (f) COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller Party will (and will cause each Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g) PERFORMANCE AND ENFORCEMENT OF RECEIVABLES CONTRIBUTION AGREEMENT. The Seller will, and will require T&B Corp. to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Contribution Agreement, will obtain Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to the Seller under the Receivables Contribution Agreement. The Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent, as the Seller's assignee) under the Receivables Contribution Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Contribution Agreement.

          (h) OWNERSHIP. The Seller will (or will cause T&B Corp. to) take all necessary action to (i) vest legal and equitable title to the Purchased Assets purchased under the Receivables Contribution Agreement irrevocably in the Seller, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Seller's interest in such Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Seller therein as the Administrative Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Purchased Assets, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent's (for the benefit of the Secured Parties) security interest in the Purchased Assets and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

          (i) RELIANCE. The Seller acknowledges that the Administrative Agent and Blue Ridge are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from each Originator. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent or Blue Ridge may from time to time reasonably request, to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of each Originator and any Affiliates thereof (other than the Seller) and not just a division of any Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will:

              (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of any Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

              (ii) compensate all employees, consultants and agents directly, from the Seller's own funds, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between the Seller and such Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to the Seller and such Originator or such Affiliate, as applicable;

              (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator, the Seller shall lease such office at a fair market rent;

              (iv) have a separate telephone listing, which will be answered only in its name and separate stationery and checks in its own name;

              (v) conduct all transactions with each Originator and the Master Servicer (including, without limitation, any delegation of its obligations hereunder as Master

          Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and such Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

              (vi) at all times have a Board of Directors, at least two members of which are Independent Directors;

              (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

              (viii) maintain the Seller's books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of any Originator or any Affiliate thereof;

              (ix) prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of any Originator or any Affiliate thereof that include the Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

              (x) except as herein specifically otherwise provided, maintain the funds or other assets of the Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which the Seller alone is the account party, into which the Seller alone makes deposits and from which the Seller alone (or the Administrative Agent hereunder) has the power to make withdrawals;

              (xi) pay all of the Seller's operating expenses from the Seller's own assets (except for certain payments by any Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this SECTION 7.1(i));

              (xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Contribution Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (A) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (B) the incurrence of obligations under this Agreement and (C) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

              (xiii) maintain its corporate charter in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, SECTION 7.1(i) of this Agreement;

              (xiv) maintain the effectiveness of, and continue to perform under the Receivables Contribution Agreement such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Contribution Agreement or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Contribution Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent;

              (xv) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

              (xvi) maintain at all times the Required Capital Amount and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

              (xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Wyatt Tarrant & Combs, as counsel for the Seller, in connection with the closing or initial Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

          (j) COLLECTIONS. The Seller Party will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Purchased Assets are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and Blue Ridge. The Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

          (k) TAXES. The Seller will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Master Servicer will file all material tax returns and reports required by law to be filed by it and will pay when due all material taxes and government charges due and owing pursuant to such returns and any material assessment received by the Master Servicer, except any such taxes which are not yet owing but diligently contested in good faith by appropriate proceedings and which adequate reserves in accordance with GAAP shall have been set aside on its books. The Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of the Administrative Agent or Blue Ridge.

          (l) CONTRIBUTED RECEIVABLES. With respect to any Receivable contributed to the Seller by T&B Corp., such transfer shall be effected under, and in strict compliance with the terms of, the Receivables Contribution Agreement.

          SECTION 7.2  NEGATIVE COVENANTS OF THE SELLER PARTIES.

          Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

          (a) NAME CHANGE, OFFICES AND RECORDS. Such Seller Party will not change its name, identity or structure (within the meaning of any applicable enactment of the UCC), relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Receivables, Related Security and Collections, or change any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days' prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

          (b) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Except as may be required by the Administrative Agent pursuant to SECTION 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; PROVIDED, HOWEVER, that the Master Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c) MODIFICATIONS TO CONTRACTS AND CREDIT AND COLLECTION POLICY. Such Seller Party will not, and will not permit any Originator to, make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in SECTION 8.2(d), the Master Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) SALES, LIENS. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and the Seller will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or any Originator. The Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

          (e) USE OF PROCEEDS. The Seller will not use the proceeds of the Purchases for any purpose other than (i) paying its ordinary and necessary operating expenses when and as due, and (ii) making Restricted Junior Payments to the extent permitted under this Agreement.

          (f) TERMINATION DATE DETERMINATION. The Seller will not designate the Termination Date (as defined in the Receivables Contribution Agreement), or send any written notice to T&B Corp. in respect thereof, without the prior written consent of the Administrative Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(e) of the Receivables Contribution Agreement.

          (g) RESTRICTED JUNIOR PAYMENTS. The Seller will not make any Restricted Junior Payment if after giving effect thereto, the Seller's Net Worth would be less than the Required Capital Amount.

          (h) THE SELLER INDEBTEDNESS. The Seller will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids and (ii) other current accounts payable arising in the ordinary course of business and not overdue.

          (i) PROHIBITION ON ADDITIONAL NEGATIVE PLEDGES. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Purchased Assets except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

                                   ARTICLE VIII

                          ADMINISTRATION AND COLLECTION

          SECTION 8.1 DESIGNATION OF MASTER SERVICER.

          (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "MASTER SERVICER") so designated from time to time in accordance with this

SECTION 8.1. T&B Corp. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement. The Administrative Agent may at any time upon written notice to the Seller and the Master Servicer designate as Master Servicer any Person to succeed T&B Corp. or any successor Master Servicer PROVIDED THAT the Rating Agency Condition is satisfied.

          (b) T&B Corp. may delegate, and T&B Corp. hereby advises the Administrative Agent and Blue Ridge that it has delegated, to the Originators, as sub-servicers of the Master Servicer, certain of its duties and responsibilities as Master Servicer hereunder in respect of the Receivables originated by such Originator. The Master Servicer has also delegated certain of its duties and responsibilities with respect to the collection of the Receivables to Creditek. Without the prior written consent of the Administrative Agent and the Required Liquidity Banks, T&B Corp. shall not be permitted to delegate any of its duties or responsibilities as Master Servicer to any Person other than (i) the Seller, (ii) the Originators, (iii) Creditek and (iv) with respect to certain Defaulted Receivables, other outside collection agencies in accordance with its customary practices. No Originator shall be entitled to receive any Servicing Fee provided herein but each Originator shall be entitle to receive a monthly fee solely from the Master Servicer for each Collection Period in respect of its duties as subservicer hereunder on each Settlement Date equal to the Servicing Fee Rate divided by 12 multiplied by the aggregate Outstanding Balance of the Receivables that were subserviced by such Originator at the beginning of such Collection Period. Creditek shall receive such commercially reasonable servicing fee as may be agreed to by Creditek and the Master Servicer on behalf of the Seller. None of the Seller, any Originator or Creditek shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Master Servicer delegated to it by T&B Corp.. If at any time the Administrative Agent shall designate as Master Servicer any Person other than T&B Corp., all duties and responsibilities theretofore delegated by T&B Corp. to the Seller, the Originators or Creditek may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to T&B Corp. and to the Seller, the Originators and Creditek.

          (c) Notwithstanding the foregoing SUBSECTION (b): (i) T&B Corp. shall be and remain primarily liable to the Administrative Agent and Blue Ridge for the full and prompt performance of all duties and responsibilities of the Master Servicer hereunder and (ii) the Administrative Agent and Blue Ridge shall be entitled to deal exclusively with T&B Corp. in matters relating to the discharge by the Master Servicer of its duties and responsibilities hereunder. The Administrative Agent and Blue Ridge shall not be required to give notice, demand or other communication to any Person other than T&B Corp. in order for communication to the Master Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. T&B Corp., at all times that it is the Master Servicer, shall be responsible for providing any sub-servicer or other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement.

          SECTION 8.2  DUTIES OF MASTER SERVICER.

          (a) The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Master Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Master Servicer shall effect a Collection Account Agreement substantially in the form of EXHIBIT VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Master Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Master Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to SECTION 8.3, the Administrative Agent may request that the Master Servicer, and the Master Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, the Seller and the Master Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

          (c) The Master Servicer shall administer the Collections in accordance with the procedures described herein and in ARTICLE II. The Master Servicer shall set aside and hold in trust for the account of the Seller and Blue Ridge their respective shares of the Collections in accordance with ARTICLE II. The Master Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Master Servicer or the Seller prior to the remittance thereof in accordance with ARTICLE II. If the Master Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Master Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for Blue Ridge on the first Business Day following receipt by the Master Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

          (d) The Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Master Servicer determines to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent or Blue Ridge under this Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (e) The Master Servicer shall hold in trust for the Seller and the Administrative Agent and Blue Ridge all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Master Servicer shall, as soon as practicable following receipt thereof turn over to the Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Master Servicer shall, from time to time at the request of the

Administrative Agent or Blue Ridge, furnish to Blue Ridge (promptly after any such request) a calculation of the amounts set aside for Blue Ridge pursuant to
ARTICLE II.

          (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          SECTION 8.3 COLLECTION NOTICES.

          The Administrative Agent is authorized at any time after the occurrence of a Liquidation Event to date and to deliver to the Collection Banks the Collection Notices. The Seller hereby transfers to the Administrative Agent for the benefit of Blue Ridge, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled (a) at any time after delivery of the Collection Notices, to endorse the Seller's name on checks and other instruments representing Collections, (b) at any time after the occurrence of a Liquidation Event, to enforce the Receivables, the related Contracts and the Related Security, and (c) at any time after the occurrence of a Liquidation Event, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than the Seller.

          SECTION 8.4 RESPONSIBILITIES OF THE SELLER.

          Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, on behalf of Blue Ridge, of the Administrative Agent's rights hereunder shall not release the Master Servicer, any Originator or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Administrative Agent and Blue Ridge shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or any Originator thereunder.

          SECTION 8.5 MONTHLY REPORTS.

          The Master Servicer shall prepare and forward to the Administrative Agent (a) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein and (b) at such times as the Administrative Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables; PROVIDED, however, that the Administrative Agent may request that the Master Servicer deliver a Monthly Report more frequently than monthly; provided, further that prior to the occurrence of an Unmatured

Liquidation Event or a Liquidation Event, the Administrative Agent shall not require a Monthly Report to be delivered more than once per week.

          SECTION 8.6 SERVICING FEE.

          As compensation for the Master Servicer's servicing activities on their behalf, the Master Servicer shall be paid the Servicing Fee in arrears on each Settlement Date out of Collections.

                                  ARTICLE IX

                               LIQUIDATION EVENTS

          SECTION 9.1  LIQUIDATION EVENTS.

          The occurrence of any one or more of the following events shall constitute a Liquidation Event:

          (a) Any of the Seller Parties shall fail to make any payment or deposit required to be made by it under the Transaction Documents when due and such failure continues for two (2) consecutive Business Days.

          (b) Any representation, warranty, certification or statement made by any of the Seller Parties in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made.

          (c) [Reserved].

          (d) Any of the Seller Parties shall fail to perform or observe any covenant or agreement under any Transaction Documents (except as described in clause (a) of this Section 9.1) and such failure shall continue for fifteen (15) days after the earlier of (i) written notice thereof shall have been given by the Administrative Agent to such Seller Party or (ii) such Seller Party shall have otherwise become aware of such failure.

          (e) Failure of the Seller to pay any Indebtedness (other than the Aggregate Unpaids) when due or the default by the Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (f) Failure of T&B Corp. or any of its Subsidiaries other than the Seller to pay any Material Indebtedness when due; or T&B Corp. at any time has either (x) less than $50,000,000 in cash or (y) less than $50,000,000 under available committed lines of credit; or any Material Indebtedness of T&B Corp. or any of its Subsidiaries other than the Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (g) An Event of Bankruptcy shall occur with respect to any Seller Party or any of its Subsidiaries.

          (h) As at the end of any Collection Period:

              (i)   the Delinquency Ratio shall exceed 2.5%,

              (ii)  the Default Ratio shall exceed 2.2%, or

              (iii) the Dilution Ratio shall exceed 18.0%.

          (i) A Change of Control shall occur.

          (j) (i) One or more final judgments for the payment of money in an aggregate amount of $10,750 or more shall be entered against the Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Master Servicer or any Originator or any of their respective Subsidiaries (other than the Seller) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Master Servicer, any Originator, or the Seller to enforce any such judgment.

          (k) The "Termination Date" under and as defined in the Receivables Contribution Agreement and the Receivables Transfer Agreement shall occur under the Receivables Contribution Agreement or the Receivables Transfer Agreement, respectively, or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to T&B Corp. under the Receivables Transfer Agreement or to the Seller under the Receivables Contribution Agreement.

          (l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority security interest in the Purchased Assets.

          (m) On any Settlement Date, after giving effect to the turnover of Collections by the Master Servicer on such date and the application thereof to the Aggregate Unpaids in accordance with this Agreement, either (i) the Aggregate Invested Amount shall exceed the Purchase Limit or (ii) the aggregate of the Receivables Interests shall exceed 100%.

          (n) Any Originator or the Master Servicer shall make any material change in the policies as to origination of Receivables or in the Credit and Collection Policy, without the prior written consent of the Administrative Agent.

          (o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Purchased Assets and such lien shall not have been released within the earlier to occur of (i) seven (7) days or, (ii) the day on which the Administrative Agent or Blue Ridge becomes aware of such filing, or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Purchased Assets.

          (p) Except such matters as described on EXHIBIT XI delivered on the Closing Date, any Plan of T&B Corp. or any of its ERISA Affiliates:

              (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

              (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

              (iii) shall require T&B Corp. or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

              (iv) results in a liability to T&B Corp. or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA;

and such failure, waiver, termination or other event results in a liability to the PBGC or with respect to such Plan that could reasonably be expected to have a Material Adverse Effect.

          (q) Any event shall occur which (i) materially and adversely impairs the ability of the Originators to originate Receivables of a credit quality that is at least equal to the credit quality of the Receivables sold or contributed to the Seller on the date of this Agreement or (ii) has, or could be reasonably expected to have a Material Adverse Effect.

          (r) The Net Pool Balance shall at any time be less than an amount equal to the sum of (i) the Aggregate Invested Amount plus (ii) the Required Reserve.

          SECTION 9.2  REMEDIES.

          Upon the occurrence and during the continuation of a Liquidation Event, the Administrative Agent may, or upon the direction of the Required Liquidity Banks shall, take any of the following actions: (a) replace the Person then acting as Master Servicer, (b) declare the Facility Termination Date to have occurred, whereupon Reinvestments shall immediately terminate and the Facility Termination Date shall forthwith occur, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller Party; PROVIDED, HOWEVER, that upon the occurrence of an Event of Bankruptcy with respect to the Seller Party, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller Party, (c) deliver the Collection Notices to the Collection Banks, (d) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and
(e) notify Obligors of the

Administrative Agent's security interest in the Receivables and other Purchased Assets. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and Blue Ridge otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE X

                                 INDEMNIFICATION

          SECTION 10.1  INDEMNITIES BY THE SELLER PARTIES.

          Without limiting any other rights that the Administrative Agent or Blue Ridge may have hereunder or under applicable law, (a) the Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, Blue Ridge, each of the Liquidity Banks and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Administrative Agent or another Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Blue Ridge or any of its Liquidity Banks of an interest in the Receivables, and
(b) the Master Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Master Servicer's activities as Master Servicer hereunder EXCLUDING, HOWEVER, in all of the foregoing instances under the preceding CLAUSES (a) and (b):

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by Blue Ridge of Receivables as a loan or loans by Blue Ridge to the Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Seller Party or limit the recourse of Blue Ridge to the Seller Party for amounts otherwise specifically provided to be paid by the Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Administrative Agent and Blue Ridge for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Master Servicer) relating to or resulting from:

                 (i) any representation or warranty made by the Seller Party or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                 (ii) the failure by the Seller, the Master Servicer or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                 (iii) any failure of the Seller, the Master Servicer or any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                 (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                 (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                 (vi) the commingling of Collections of Receivables at any time with other funds;

                 (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the Purchased Assets or any other investigation, litigation or proceeding relating to the Seller, the Master Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                 (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                 (ix)   any Liquidation Event of the type described in
         SECTION 9.1(g);

                 (x) any failure of the Seller to acquire and maintain legal and equitable title to, and ownership of any of the Purchased Assets from the T&B Corp., free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Seller to give reasonably equivalent value to T&B Corp. under the Receivables Contribution Agreement in consideration of the transfer by T&B Corp. of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                 (xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of Blue Ridge, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interests in the Purchased Assets, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                 (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Assets, and the proceeds thereof, whether at the time of any Purchase or at any subsequent time;

                 (xiii) any action or omission by the Seller Party which reduces or impairs the rights of the Administrative Agent or Blue Ridge with respect to any Purchased Assets or the value of any Purchased Assets;

                 (xiv) any attempt by any Person to void any Purchase or the Administrative Agent's security interest in the Purchased Assets under statutory provisions or common law or equitable action; and

                 (xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

          SECTION 10.2  INCREASED COST AND REDUCED RETURN.

          If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or taxes excluded by SECTION 10.1) or (b) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (c) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Administrative Agent, the Seller shall pay to the Administrative Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

          SECTION 10.3  OTHER COSTS AND EXPENSES.

          The Seller shall pay to the Administrative Agent and Blue Ridge on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Blue Ridge's auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for Blue Ridge and the Administrative Agent (which such counsel may be employees of Blue Ridge or the Administrative Agent) with respect thereto and with respect to advising Blue Ridge and the Administrative Agent as to their respective rights and remedies under this Agreement. The Seller shall pay to the Administrative Agent on demand any and all costs and expenses of the Administrative Agent and Blue Ridge, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Liquidation Event. The Seller shall reimburse Blue Ridge on demand for all other costs and expenses incurred by Blue Ridge ("OTHER COSTS"), including, without limitation, the cost of auditing Blue Ridge's books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for Blue Ridge or any counsel for any shareholder of Blue Ridge with respect to advising Blue Ridge or such shareholder as to matters relating to Blue Ridge's operations.

          SECTION 10.4  ALLOCATIONS.

          Blue Ridge shall allocate the liability for Other Costs among the Seller and other Persons with whom Blue Ridge has entered into agreements to purchase interests in or finance receivables and other financial assets ("OTHER CUSTOMERS"). If any Other Costs are attributable to the Seller and not attributable to any Other Customer, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Customers and not attributable to the Seller, such Other Customer shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this ARTICLE X shall be made by Blue Ridge in its sole discretion and shall be binding on the Seller and the Master Servicer.

                                    ARTICLE XI

                            THE ADMINISTRATIVE AGENT

          SECTION 11.1  AUTHORIZATION AND ACTION.

          Blue Ridge, on behalf of itself and its assigns, hereby designates and appoints Wachovia to act as its agent under the Liquidity Agreement, this Agreement and under each other Transaction Document, and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Liquidity Agreement, this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto, including, without limitation, the power to perfect all security interests granted under the Transaction Documents. The provisions of Article 6 of the Liquidity Agreement are hereby incorporated by this reference with the same force and effect as if fully set forth herein, and shall govern the relationship between the Administrative Agent, on the one hand, and Blue Ridge, on the other.

                                   ARTICLE XII

                         ASSIGNMENTS AND PARTICIPATIONS

          SECTION 12.1  ASSIGNMENTS AND PARTICIPATIONS BY BLUE RIDGE.

          Each of the parties hereto, on behalf of its successors and assigns, hereby agrees and consents to the complete or partial sale by Blue Ridge of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Liquidity Banks pursuant to the Liquidity Agreement, regardless of whether such sale constitutes an assignment or the sale of a participation in such rights and obligations.

          SECTION 12.2  PROHIBITION ON ASSIGNMENTS BY THE SELLER PARTIES.

          No Seller Party may assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each of Blue Ridge and without satisfying the Rating Agency Condition.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1  WAIVERS AND AMENDMENTS.

          (a) No failure or delay on the part of the Administrative Agent or Blue Ridge in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
SECTION 13.1(b). Blue Ridge, the Seller and the Administrative Agent, at the direction of the Required Liquidity Banks, may enter into written modifications or waivers of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

             (i) without the consent of Blue Ridge and each affected Liquidity Bank, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Master Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Administrative Agent for the benefit of Blue Ridge, (D) change the Invested Amount of any Receivable Interest, (E) amend, modify or waive any provision of the definition of Required Liquidity Banks or this SECTION 13.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," "Yield Reserve," "Servicing Reserve," "Servicing Fee Rate," "Required Reserve" or "Required Reserve Factor Floor" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in CLAUSES (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

             (ii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent, and any material amendment, waiver or other modification of this Agreement shall require satisfaction of the Rating Agency Condition.

          SECTION 13.2 NOTICES.

          Except as provided in this SECTION 13.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this SECTION 13.2. The Seller hereby authorizes the Administrative Agent to effect Purchases and Interest Period and Yield Rate selections based on telephonic notices made by any Person whom the Administrative Agent in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller; PROVIDED, HOWEVER, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

          SECTION 13.3  PROTECTION OF ADMINISTRATIVE AGENT'S SECURITY INTEREST.

          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent may request, to perfect, protect or more fully evidence the Administrative Agent's security interest in the Purchased Assets, or to enable the Administrative Agent or Blue Ridge to exercise and enforce their rights and remedies hereunder. At any time, the Administrative Agent may, or the Administrative Agent may direct the Seller or the Master Servicer to, notify the Obligors of Receivables, at the Seller's expense, of the ownership or security interests of Blue Ridge under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. The Seller or the Master Servicer (as applicable) shall, at the Administrative Agent's request, withhold the identities of the Administrative Agent and Blue Ridge in any such notification.

          (b) If the Seller Party fails to perform any of its obligations hereunder, the Administrative Agent or Blue Ridge may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent's or Blue Ridge's costs and expenses incurred in connection therewith shall be payable by the Seller as provided in SECTION 10.3. The Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller Party (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of Blue Ridge in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Purchased Assets, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Seller Parties hereby (A) authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Seller Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and (C) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of the Seller or the Administrative Agent.

          SECTION 13.4  CONFIDENTIALITY.

          (a) Each of the Seller Parties shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Administrative Agent and Blue Ridge and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller Party and its officers and employees may disclose such information to the Seller Party's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, the Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Liquidity Banks or Blue Ridge by each other, (ii) by the Administrative Agent or Blue Ridge to any prospective or actual assignee or participant of any of them who executes a confidentiality agreement for the benefit of the Seller and T&B Corp. on terms comparable to those required of the parties hereunder with respect to such disclosed information and (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Blue Ridge or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED THAT each such Person is informed of the confidential nature of such information. In addition, Blue Ridge and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (c) T& B Corp, the Administrative Agent, the Liquidity Banks and Blue Ridge each agree to maintain the confidence of all material nonpublic information provided by the Seller that is indicated to them as material nonpublic information, all in accordance with Regulation FD.

          SECTION 13.5  BANKRUPTCY PETITION.

          The Seller, the Master Servicer, the Administrative Agent and each Liquidity Bank hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 13.6  LIMITATION OF LIABILITY.

          Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Administrative Agent or any Liquidity Bank, no claim may be made by the Seller Party or any other Person against Blue Ridge, the Administrative Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 13.7  CHOICE OF LAW.

          THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF SELLER OR THE SECURITY INTEREST OF THE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 13.8  CONSENT TO JURISDICTION.

          EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH

SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

          SECTION 13.9  WAIVER OF JURY TRIAL.

          EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          SECTION 13.10  INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by the Seller Party pursuant to ARTICLE V, (ii) the indemnification and payment provisions of
ARTICLE X, and SECTION 13.4 and SECTION 13.5 shall be continuing and shall survive any termination of this Agreement.

          (c) Each of the Seller Parties, Blue Ridge and the Administrative Agent hereby acknowledges and agrees that the Liquidity Banks are hereby made express third party beneficiaries of this Agreement and each of the other Transaction Documents.

          SECTION 13.11  COUNTERPARTS; SEVERABILITY; SECTION REFERENCES.

          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          SECTION 13.12   CHARACTERIZATION.

          (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the Blue Ridge with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; PROVIDED, HOWEVER, that (i) the Seller shall be liable to Blue Ridge and the Administrative Agent for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by Blue Ridge or the Administrative Agent or any assignee thereof of any obligation of the Seller or any Originator or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or any Originator.

          (b) In addition to any ownership interest which the Administrative Agent or Blue Ridge may from time to time acquire pursuant hereto, the Seller hereby grants to the Administrative Agent for the ratable benefit of Blue Ridge a valid and perfected security interest in all of the Seller's right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent, on behalf of Blue Ridge, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.





                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.





                                       TBSPV, INC.


                                       By: /s/ Thomas C. Oviatt
                                         ---------------------------------------
                                       Name:   Thomas C. Oviatt
                                       Title:  Treasurer

                                       Address:
                                       c/o Thomas & Betts Corporation
                                       8155 T&B Boulevard
                                       Memphis, TN 38125
                                       Telephone: (901) 252-5942
                                       Fax: (901) 252-1345

                                       with a copy to:

                                       Thomas & Betts Corporation
                                       Attn: Vice President - General Counsel
                                       8155 T&B Boulevard
                                       Memphis, TN 38125
                                       Fax:  (901) 252-1372


                                       THOMAS & BETTS CORPORATION


                                       By: /s/ Thomas C. Oviatt
                                          --------------------------------------
                                       Name:   Thomas C. Oviatt
                                       Title:  Treasurer

                                       Address:
                                       8155 T&B Boulevard
                                       Memphis, TN 38125
                                       Telephone: (901) 252-5942
                                       Fax: (901) 252-1345

                                       with a copy to:

                                       Thomas & Betts Corporation
                                       Attn: Vice President-General Counsel
                                       8155 T&B Boulevard
                                       Memphis, TN 38125
                                       Fax:  (901) 252-1372

                                       BLUE RIDGE ASSET FUNDING CORPORATION

                                       By:  Wachovia Bank, N.A., as
                                              Attorney-in-Fact


                                       By:   /s/ Kenny Karpowicz
                                          --------------------------------------
                                       Name:     Kenny Karpowicz
                                           -------------------------------------
                                       Title:    Vice President
                                             -----------------------------------

                                       Address:
                                       c/o Wachovia Bank, N.A.,
                                           as Administrative Agent
                                       100  North Main Street
                                       Winston-Salem, NC 27150
                                       Telephone: (336) 735-6097
                                       Fax: (336) 735-6099


                                       WACHOVIA BANK, N.A.,
                                        as a Liquidity Bank and
                                        as Administrative Agent


                                       By:   /s/ W. Adrian Jordan
                                          --------------------------------------
                                       Name:     W. Adrian Jordan
                                            ------------------------------------
                                       Title:    Senior Vice President
                                             -----------------------------------

                                       Address:
                                       191 Peachtree Street, N.E., GA-423
                                       Atlanta, Georgia 30303
                                       Telephone:  (404) 332-1398
                                       Fax: (404) 332-5152

                                    EXHIBIT I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

ACCRETED MONTHLY VID RESERVE AMOUNT: For any Collection Period, the sum of (a) the Monthly VID Reserve Amount for such Collection Period and (b) the aggregate of all Monthly VID Reserve Amounts for all Collection Periods preceding such Collection Period. By way of example, if the Closing Date occurs in September 2001, the Accreted Monthly VID Reserve Amount for the October 2001 Collection Period will be $17.5 million, for the November 2001 Collection Period, $19 million, for the December 2001 Collection Period, $20 million and for the January 2002 Collection Period, $21.75 million.

ADDITIONAL VID RESERVE AMOUNT: For any Collection Period, the excess of (a) the Adjusted VID Reserve Amount for such Collection Period OVER (b) the VID Balance for such Collection Period.

ADJUSTED DILUTION RATIO: At any time, (a) from the Closing Date to the first day of the ninth Collection Period occurring after the Closing Date, the average of the Dilution Ratio for the eight (8) Collection Periods then most recently ended, (b) from and after the first day of the ninth Collection Period until the first day of the thirteenth Collection Period, the ratio (expressed as a percentage) computed by dividing (i) the sum of the Dilution Ratios for the preceding Collection Periods occurring from the Closing Date until such date of determination and (ii) the number of the preceding Collection Periods occurring in clause (i) and (c) for any day from and after the first day of the thirteenth Collection Period, the rolling average of the Dilution Ratio for the twelve( 12) Collection Periods then most recently ended.

ADJUSTED VID RESERVE AMOUNT: For any Collection Period, the excess of (a) the Accreted Monthly VID Reserve Amount for such Collection Period over (b) the Aggregate VID Balance Amount for such Collection Period.

ADMINISTRATIVE AGENT:  As defined in the preamble to this Agreement.

ADMINISTRATIVE AGENT'S ACCOUNT: Account #8735-098787 at Wachovia Bank, N.A., ABA #053100494.

ADVERSE CLAIM: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

ADVERTISING RESERVE: The product of the Advertising Reserve Factor and the aggregate Sales generated by the Originators during the current Monthly Period.

ADVERTISING RESERVE FACTOR:  .01.

AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

AGGREGATE INVESTED AMOUNT: On any date of determination, the aggregate Invested Amount of all Receivable Interests outstanding on such date.

AGGREGATE REDUCTION:  As defined in SECTION 1.3(b).

AGGREGATE UNPAIDS: At any time, an amount equal to the sum of (i) the Aggregate Invested Amount, plus (ii) all Recourse Obligations (whether due or accrued) at such time.

AGGREGATE VID BALANCE AMOUNT: For any Collection Period occurring (a) prior to the March 2002 Collection Period, $0 and (b) from and after the March 2002 Collection Period, the sum of the VID Balance for such Collection Period and the aggregate of all of the VID Balances for all preceding Collection Periods.

AGREEMENT: This Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

ALTERNATE BASE RATE: For any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

ALTERNATIVE MONTHLY VID AMOUNT: For any Collection Period, the amount designated from time to time in writing by the Administrative Agent to the Seller and the Servicer.

AMORTIZATION DATE: The earliest to occur of (i) the day on which any of the conditions precedent set forth in SECTION 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to the Seller Party, (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Liquidation Event, and (iv) the date which is thirty (30) Business Days after the Administrative Agent's receipt of written notice from the Seller that it wishes to terminate the facility evidenced by this Agreement.

AUTHORIZED OFFICER: With respect to any Person, its president, corporate controller, treasurer or chief financial officer.

BLUE RIDGE:  As defined in the preamble to this Agreement.

BLUE RIDGE'S PORTION: On any date of determination, the sum of the percentages represented by the Receivable Interests.

BORROWER SECURITY AGREEMENT: That certain Borrower Security Agreement, dated as of July 1, 2001 by and between T&B Corp. and Wachovia Bank, N.A., as administrative agent for the benefit of itself and the banks party to the Credit Facility.

BROKEN FUNDING COSTS: For any Receivable Interest which: (i) has its Invested Amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by Blue Ridge to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Interest Periods or the tranche periods for Commercial Paper determined by the Administrative Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of CLAUSE (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Receivable Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of
(1) to the extent all or a portion of such Invested Amount is allocated to another Receivable Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Invested Amount for the new Receivable Interest, and (2) to the extent such Invested Amount is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

BUSINESS DAY: Any day on which banks are not authorized or required to close in New York, New York or Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

CASH DISCOUNT RESERVE: The product of the Cash Discount Reserve Factor times the aggregate Sales generated by the Originators during the current Monthly Period.

CASH DISCOUNT RESERVE FACTOR:  .95.

CHANGE OF CONTROL: (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting stock of T&B Corp.,
(ii) T&B Corp. ceases to own 100% of the outstanding equity of each Originator or (iii) T&B Corp. ceases to own 100% of the outstanding shares of voting stock of the Seller.

COLLECTION ACCOUNT: Each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on EXHIBIT IV.

COLLECTION ACCOUNT AGREEMENT: An agreement substantially in the form of EXHIBIT VI among an Originator, Master Servicer, the Seller, the Administrative Agent and/or a Collection Bank.

COLLECTION ACCOUNT REQUIREMENT: Each of (i) the account number 1233-923604 in the name of T&B Corp. maintained with Bank of America and account number 67-795227 in the name of

Occidental Coatings of Alabama maintained with SouthTrust Bank shall have been closed and each such bank shall have been directed to remit amounts received in such accounts to a Collection Account and (ii) all Obligors remitting payments to the accounts mentioned in the foregoing clause (i) shall have been instructed to remit payments to a Collection Account.

COLLECTION BANK: At any time, any of the banks holding one or more Collection Accounts.

COLLECTION NOTICE: A notice, in substantially the form of Annex A to EXHIBIT VI, from the Administrative Agent to a Collection Bank.

COLLECTION PERIOD:  A Fiscal Month.

COLLECTIONS: With respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

COMMERCIAL PAPER: Promissory notes of Blue Ridge issued by Blue Ridge in the commercial paper market.

CONTINGENT OBLIGATION: Of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

CONTRACT: With respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

CONTRACTUAL DILUTION: The reduction or cancellation of any portion of the Outstanding Balance of any Receivable as a result of any discount given for (i) payments by the related Obligor made in cash, (ii) advertising pursuant to co-op agreement with the related Obligor and (iii) volume incentive discounts.

CONTRACTUAL DILUTION RESERVE: The sum of (i) the Cash Discount Reserve, (ii) the Advertising Reserve and (iii) the Volume Incentive Discount Reserve.

CP COSTS: For each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, PLUS (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, PLUS (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, MINUS (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, MINUS (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Blue Ridge pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Seller shall request any Purchase during any period of time determined by the Administrative Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Blue Ridge in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

CREDIT AND COLLECTION POLICY: The Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VII hereto, as modified from time to time in accordance with this Agreement.

CREDITEK:  Creditek LLC.

CREDIT FACILITY: That certain Five-Year Credit Agreement dated July 1, 1998 among T&B Corp., as borrower, Wachovia Bank, N.A. (as successor agent to Morgan Guaranty Trust Company of New York) and the banks party thereto, as the same may be replaced or amended, restated, supplemented or otherwise modified from time to time.

CUT-OFF DATE:  The last day of a Collection Period.

DAYS SALES OUTSTANDING: As of any day, an amount equal to the product of (i) 91, multiplied by (A) the amount obtained by dividing (1) the aggregate outstanding balance of Receivables as of the most recent Cut-Off Date, by (2) the aggregate amount of Receivables created during the three (3) Collection Periods including and immediately preceding such Cut-Off Date.

DEEMED COLLECTIONS: Collections deemed received by the Seller under
SECTION 1.4(a).

DEFAULT HORIZON RATIO: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the aggregate Sales generated by the Originators during the six Collection Periods ending on such Cut-Off Date, by
(ii) the Net Pool Balance as of such Cut-Off Date.

DEFAULT RATE: A rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

DEFAULT RATIO: As of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (i) the total amount of Receivables which became Defaulted Receivables during the Collection Period that includes such Cut-Off Date, by
(ii) the aggregate Sales generated by the Originators during the Collection Period occurring six Collection Periods prior to the Collection Period ending on such Cut-Off Date.

DEFAULTED RECEIVABLE: A Receivable: (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible; or
(iii) as to which any payment, or part thereof, remains unpaid for 151 days or more from the original due date for such payment.

DELINQUENCY RATIO: At any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.

DELINQUENT RECEIVABLE: A Receivable as to which any payment, or part thereof, remains unpaid for 121-150 days from the original due date for such payment.

DILUTION: The amount of any reduction or cancellation of the Outstanding Balance of a Receivable as described in SECTION 1.4(a).

DILUTION HORIZON RATIO: As of any Cut-off Date, a ratio (expressed as a percentage), computed by dividing (i) the aggregate Sales generated by the Originators during the Collection Period ending on such Cut-Off Date, by (ii) the Net Pool Balance as of such Cut-Off Date.

DILUTION RATIO: As of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances due to Dilutions during the Collection Period ending on such Cut-Off Date, by
(ii) the aggregate Sales generated by the Originators during the Collection Period prior to the Collection Period ending on such Cut-Off Date.

DILUTION RESERVE: For any Collection Period, the product (expressed as a percentage) of:

                  (i) the sum of (A) 2.5 TIMES the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (B) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

                  (ii) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

DILUTION VOLATILITY COMPONENT: The product (expressed as a percentage) of (i) the difference between (A) (1) from the Closing Date to the first day of the ninth Collection Period occurring after the Closing Date, the highest three (3) Fiscal Month rolling average Dilution Ratio for the eight (8) Collection Periods then most recently ended, (2) from and after the first day of the ninth Collection Period until the first day of the thirteenth Collection Period, the highest three (3) Fiscal Month rolling average Dilution Ratio for the preceding Collection Periods occurring after the Closing Date and (3) for any day from and after the first day of the thirteenth Collection Period, the highest three
(3)-Fiscal Month rolling average Dilution Ratio over the past 12 Collection Periods and (B) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(A) of this definition and the denominator of which is equal to the amount calculated in (i)(B) of this definition.

DOWNGRADED LIQUIDITY BANK: A Liquidity Bank which has been the subject of a Downgrading Event.

DOWNGRADING EVENT: With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

ELIGIBLE ASSIGNEE: A commercial bank having a combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company's) short-term securities equal to or higher than (i) A-1 by S&P and (ii) P-1 by Moody's.

ELIGIBLE ORIGINATOR RECEIVABLE: A Receivable originated by T&B Corp. (other than Shamrock Receivables); PROVIDED that each Shamrock Receivable and each Receivable originated by OCAL, Inc. shall become an "Eligible Originator Receivable" upon written notification by the Administrative Agent to the Seller and the Master Servicer.

ELIGIBLE RECEIVABLE:  At any time, a Receivable:

                  (i) the Obligor of which (A) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States and (B) is not an Affiliate of any of the parties hereto or any Originator;

                  (ii)  which is an Eligible Originator Receivable;

                  (iii) which is not a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

                  (iv) the sale of an individual interest in which does not contravene or conflict with any law, rule or regulation application thereto,

                  (v) which by its terms is due and payable within 61 days of the original billing date therefor and has not had its payment terms extended more than once,

                  (vi) which is an "account" or "payment intangible" within the meaning of Section 9-102, of the UCC of all applicable jurisdictions,

                  (vii) which is denominated and payable only in United States dollars in the United States,

                  (viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

                  (ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of Blue Ridge to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                  (x) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

                  (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable,

                  (xii) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

                  (xiii) which was generated in the ordinary course of the applicable Originator's business,

                  (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

                  (xv) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract);
         PROVIDED, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

                  (xvi) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                  (xvii) as to which each of the representations and warranties contained in SECTION 5.1(i), and SECTION 5.1(j) is true and correct, and

                  (xviii) all right, title and interest to and in which has been validly transferred by T&B Corp. directly to the Seller under and in accordance with the Receivables Contribution Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

ERISA AFFILIATE: Any trade or business (whether or not incorporated) under common control with T&B Corp. within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

EVENT OF BANKRUPTCY: Shall be deemed to have occurred with respect to a Person if either:

                  (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

FACILITY ACCOUNT:  The Seller's account no. 101215 at Wachovia.

FACILITY TERMINATION DATE: The earlier of (i) the Liquidity Termination Date and
(ii) the Amortization Date.

FEDERAL BANKRUPTCY CODE: Title 11 of the United States Code entitled "Bankruptcy," as amended and any successor statute thereto.

FEDERAL FUNDS EFFECTIVE RATE: For any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

FEE LETTER: That certain letter agreement dated as of September 21, 2001 among the Seller, T&B Corp. and the Administrative Agent, as it may be amended, restated or otherwise modified and in effect from time to time.

FINAL PAYOUT DATE: The date on which all Aggregate Unpaids have been paid in full and the Purchase Limit has been reduced to zero.

FINANCE CHARGES: With respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

FISCAL MONTH: A fiscal month of T&B Corp. and its Subsidiaries as described on
EXHIBIT X, as such exhibit may be updated from time to time.

FUNDING AGREEMENT: (i) this Agreement, (ii) the Liquidity Agreement and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of Blue Ridge.

FUNDING SOURCE: (i) any Liquidity Bank or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to Blue Ridge.

GAAP: Generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

GOVERNMENT RECEIVABLE: A Receivable the Obligor of which is a government or governmental subdivision, agency, department or other governmental entity.

INCREMENTAL PURCHASE: A purchase of one or more Receivable Interests which increases the total outstanding Aggregate Invested Amount hereunder.

INDEBTEDNESS: Of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

INDEMNIFIED AMOUNTS:  As defined in SECTION 10.1(a).

INDEMNIFIED PARTY:  As defined in SECTION 10.1(a).

INDEPENDENT DIRECTOR: A member of the Board of Directors of the Seller who (i) is not and has not been employed by T&B Corp., any Originator or any Affiliate thereof, as a director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director (other than as an independent director for a special purpose vehicle that is an Affiliate of T&B Corp., any Originator or any of their respective Affiliates); (ii) is not (and is not affiliated with a company or a firm that is) a advisor or consultant to T&B Corp., any Originator or any of their respective Affiliates; (iii) is not affiliated with a customer or supplier of T&B Corp., any Originator or any of their respective Affiliates; (iv) is not affiliated with a company of which T&B Corp., any Originator or any of their respective Affiliates is a customer or supplier; (v) does not have personal services contract(s) with T&B Corp., any Originator or any of their respective Affiliates; (vi) is not affiliated with a tax-exempt entity that receives contributions from T&B Corp., any Originator or any of their respective Affiliates; (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of T&B Corp., Originator or any of their respective Affiliates; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii). Notwithstanding the foregoing, an Independent Director may serve in similar capacities for other "special purpose" entities formed by T&B Corp., any Originator or any of their respective Affiliates.

INTEREST PERIOD: With respect to any Receivable Interest funded through a Liquidity Funding:


                  (i) if Yield for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the Administrative Agent and the Seller, commencing on a Business Day selected by the Seller or the Administrative Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month; or

                  (ii) if Yield for such Receivable Interest is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by the Seller and agreed to by the Administrative Agent, provided that no such period shall exceed one month.

If any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of Interest Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date. The duration of each Interest Period which commences after the Facility Termination Date shall be of such duration as selected by the Administrative Agent.

INVESTED AMOUNT: Of any Receivable Interest means, at any time, (i) the Purchase Price of such Receivable Interest, minus (ii) the sum of the aggregate amount of Collections and other payments received by the Administrative Agent which in each case are applied to reduce such Invested Amount in accordance with the terms and conditions of this Agreement; PROVIDED that such Invested Amount shall be restored (in accordance with SECTION 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

LIBO RATE: For any Interest Period, the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the Invested Amount offered for a term comparable to such Interest Period, which rates appear on a Bloomberg L.P. terminal, displayed under the address "US0001M (Index) Q (Go)" effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the LIBO Rate for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m.(New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the Invested Amount, divided by (i) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period plus (ii) 2.50% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

LIQUIDATION EVENT:  As defined in ARTICLE IX.

LIQUIDITY AGREEMENT: That certain Liquidity Asset Purchase Agreement dated as of September 21, 2001, by and among Blue Ridge, the Administrative Agent and the banks from time to time party thereto, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof.

LIQUIDITY BANK: Each bank from time to time party to the Liquidity Agreement (other than the Administrative Agent acting in its capacity as the Administrative Agent thereunder).

LIQUIDITY COMMITMENT: As to each Liquidity Bank, its commitment under the Liquidity Agreement. The Liquidity Commitments, in the aggregate, shall equal 102% of the Purchase Limit hereunder.

LIQUIDITY FUNDING: A purchase by any Liquidity Bank pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, a Receivable Interest.

LIQUIDITY TERMINATION DATE:  The earlier to occur of the following:

                  (i) the date on which the Liquidity Banks' Liquidity Commitments expire, cease to be available to Blue Ridge or otherwise cease to be in full force and effect; or

                  (ii) the date on which a Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (A) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the Liquidity Agreement, or (B) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

LOCK-BOX: Each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on EXHIBIT IV.

LOSS RESERVE: For any Collection Period, the product (expressed as a percentage) of (i) 2.0, times (ii) (A) from the Closing Date to the first day of the ninth Collection Period occurring after the Closing Date, the highest three (3) Fiscal Month rolling average Default Ratio for the eight (8) Collection Periods then most recently ended, (B) from and after the first day of the ninth Collection Period until the first day of the thirteenth Collection Period, the highest three (3) Fiscal Month rolling average Default Ratio for the preceding Collection Periods occurring after the Closing Date or (C) for any day from and after the first day of the thirteenth Collection Period, the highest three-Fiscal Month rolling average Default Ratio during the 12 Collection Periods ending on the immediately preceding Cut-Off Date, times (iii) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

MASTER SERVICER: At any time the Person (which may be the Administrative Agent) then authorized pursuant to ARTICLE VIII to service, administer and collect Receivables.

MATERIAL ADVERSE EFFECT: A material adverse effect on (i) the financial condition or operations of (A) the Seller or (B) the Master Servicer, any Originator or their respective Subsidiaries considered as a whole, (ii) the ability of the Seller Party to perform its obligations under this Agreement,
(iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Administrative Agent's security interest, for the benefit of the Secured Parties, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

MATERIAL FINANCING ARRANGEMENT: A credit agreement, indenture, letter of credit or other similar financing agreement evidencing Material Indebtedness.

MATERIAL INDEBTEDNESS: Indebtedness in excess of $20,000,000 in aggregate principal amount.

MONTHLY REPORT: A report, in substantially the form of EXHIBIT VIII hereto (appropriately completed), furnished by the Master Servicer to the Administrative Agent pursuant to SECTION 8.5.

MONTHLY REPORTING DATE: The 10th Business Day of each Fiscal Month occurring after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of any calendar month as Administrative Agent may request in connection with SECTION 8.5 hereof.

MONTHLY VID AMOUNT: For any Collection Period other than each March Collection Period, the highest VID Balance during the preceding twelve (12) consecutive Collection Periods, excluding the VID Balance for the March Collection Period, and for the March Collection Period, the VID Balance for the February Collection Period for such calendar year.

MONTHLY VID RESERVE AMOUNT: For the first Collection Period occurring after the Closing Date, $14 million, for the second Collection Period occurring after the Closing Date, $1.7 million, for the third Collection Period occurring after the Closing Date, $1.5 million, for the fourth Collection Period occurring after the Closing Date, $1 million, and thereafter, for the first ten (10) Collection Periods of any calendar year, $1.75 million per Collection Period, for the eleventh (11th) Collection Period during any calendar year, $1.5 million and for the twelfth (12th) Collection Period during any calendar year, $1 million. By way of example, if the Closing Date occurs in September 2001, the Monthly VID Reserve Amount for the October 2001 Collection Period will be $17.5 million, for the November 2001 Collection Period, $1.5 million, for the December 2001 Collection Period, $1 million and for the January 2002 Collection Period, $1.75 million and so on.

MOODY'S:  Moody's Investors Service, Inc.

NET POOL BALANCE: At any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Obligor Concentration Limit for such Obligor and (ii) the Contractual Dilution Reserve.

NET WORTH: As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, OVER (ii) the sum of (A) the Invested Amount at such time.

OBLIGOR:  A Person obligated to make payments pursuant to a Contract.

OBLIGOR CONCENTRATION LIMIT: At any time, in relation to the aggregate Outstanding Balance of Receivables owed by any single Obligor and its Affiliates (if any), the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody's (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:


        ---------------------------------- ----------------------------- ------------------------------
                                                                         Allowable % of Eligible
        S&P Rating                         Moody's Rating                Receivables
        ---------------------------------- ----------------------------- ------------------------------
        A-1+                               P-1                           10%
        ---------------------------------- ----------------------------- ------------------------------
        A-1                                P-1                           8%
        ---------------------------------- ----------------------------- ------------------------------
        A-2                                P-2                           8%
        ---------------------------------- ----------------------------- ------------------------------
        A-3                                P-3                           8%
        ---------------------------------- ----------------------------- ------------------------------
        Below A-3 or Not Rated by either   Below P-3 or Not Rated by     8%
        S&P or Moody's                     either S&P or Moody's
        ---------------------------------- ----------------------------- ------------------------------

; PROVIDED, HOWEVER, that (i) if any Obligor has a split rating, the applicable rating will be the lower of the two, (ii) if any Obligor is not rated by either S&P or Moody's, the applicable Obligor Concentration Limit shall be the one set forth in the last line of the table above, (iii) no more than 2.0% of the aggregate Outstanding Balance of Eligible Receivables may be owed by an Obligor of Government Receivables and (iv) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in CLAUSE (I)(a) of the definition of "Required Reserve," upon the Seller's request from time to time, the Administrative Agent may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates (each such higher percentage, a "SPECIAL CONCENTRATION LIMIT"), it being understood that any Special Concentration Limit may be cancelled by the Administrative Agent upon not less than five (5) Business Days' written notice to the Seller Parties.

ORIGINATOR:  T&B Corp. and OCAL, Inc.

OTHER COSTS:  As defined in SECTION 10.3

OTHER CUSTOMERS:  As defined in SECTION 10.4

OUTSTANDING BALANCE: Of any Receivable at any time means the then outstanding principal balance thereof, excluding all late payment charges, delinquency charges and extension or collection fees.

PARTICIPANT:  As defined in SECTION 12.2.

PBGC:  The Pension Benefit Guaranty Corporation, or any successor thereto.

PENSION PLAN: A pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which T&B Corp. sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

PERSON: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

PLAN: An employee benefit plan (as defined in Section 3(3) of ERISA) which T&B Corp. or any of its ERISA Affiliates sponsors or maintains or to which T&B Corp. or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

POOLED COMMERCIAL PAPER: Commercial Paper notes of Blue Ridge subject to any particular pooling arrangement by Blue Ridge, but excluding Commercial Paper issued by Blue Ridge for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Blue Ridge.

PRIME RATE: A rate per annum equal to the prime rate of interest announced from time to time by Wachovia (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

PROPOSED REDUCTION DATE:  As defined in SECTION 1.3.

PURCHASE:  An Incremental Purchase or a Reinvestment.

PURCHASE DATE:  Each Business Day on which a Purchase is made hereunder.

PURCHASE LIMIT:  $120,000,000.

PURCHASE NOTICE:  As defined in SECTION 1.2.

PURCHASE PRICE: With respect to any Incremental Purchase of a Receivable Interest, the amount paid to the Seller for such Receivable Interest which shall not exceed the least of (i) the amount requested by the Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Pool Balance (less the Required Reserve) on the applicable purchase date over the aggregate outstanding amount of Aggregate Invested Amount determined as of the date of the most recent Monthly Report, taking into account such proposed Incremental Purchase.

PURCHASED ASSETS: All of the Seller's right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing.

RATING AGENCY CONDITION: That Blue Ridge has received written notice from S&P and Moody's that an amendment, a change or a waiver will not result in a withdrawal or downgrade of the then current ratings on Blue Ridge's Commercial Paper.

RECEIVABLE: All indebtedness and other obligations owed to the Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Contribution Agreement or the Receivables Transfer Agreement) or in which the Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by an Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or the Seller treats such indebtedness, rights or obligations as a separate payment obligation.

RECEIVABLE INTEREST: At any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Invested Amount, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

                                     IA + RR
                             ----------------------
                                       NPB

         where:

         IA    = the Invested Amount of such Receivable Interest.

         NPB   = the Net Pool Balance.

         RR    = the Required Reserve.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Facility Termination Date, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Facility Termination Date. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of the business day immediately preceding the Facility Termination Date shall remain constant at all times thereafter.

RECEIVABLES CONTRIBUTION AGREEMENT: That certain Receivables Contribution Agreement, dated as of September 21, 2001, among the Originators and the Seller, as the same may be amended, restated or otherwise modified from time to time.

RECEIVABLES TRANSFER AGREEMENT: That certain Receivables Transfer Agreement, dated as of September 21, 2001 by and among the sellers named therein and T&B Corp., as the same may be amended, restated or otherwise modified from time to time.

RECORDS: With respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

RECOURSE OBLIGATIONS:  As defined in SECTION 2.1.

REDUCTION NOTICE:  As defined in SECTION 1.3.

REGULATION FD: Regulation FD, of the Securities Exchange Act of 1934, as amended from time to time, any successor thereto and any rule or regulation issued thereunder.

REGULATORY CHANGE:  As defined in SECTION 10.2.

REINVESTMENT:  As defined in SECTION 2.2(a)

RELATED SECURITY:  With respect to any Receivable:

                  (i) all of the Seller's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by an Originator] gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable,

                  (v)    all Records related to such Receivable,

                  (vi) all of the Seller's right, title and interest in, to and under the Receivables Contribution Agreement in respect of such Receivable,

                  (vii)  all proceeds of any of the foregoing.

REQUIRED CAPITAL AMOUNT: As of any date of determination, an amount equal to $100,000 in cash.

REQUIRED LIQUIDITY BANKS: At any time, Liquidity Banks with Liquidity Commitments in excess of 50% of the aggregate amount of all Liquidity Commitments.

REQUIRED NOTICE PERIOD: The number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

         AGGREGATE REDUCTION                        REQUIRED NOTICE PERIOD
         -------------------                        ----------------------
         less than 25% of the Purchase              2 Business Days
         Limit
         greater than 25% but less than             5 Business Days
         50% of the Purchase Limit
         greater than 50% of the                    10 Business Days
         Purchase Limit


REQUIRED RESERVE: On any day during a Collection Period, the product of (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve, the Yield Reserve, the

Dilution Reserve and the Servicing Reserve, times (ii) the Net Pool Balance as of the Cut-Off Date immediately preceding such Collection Period.

REQUIRED RESERVE FACTOR FLOOR: For any Collection Period, the sum (expressed as a percentage) of (i) 32.0% plus (ii) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

RESTRICTED JUNIOR PAYMENT: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of the Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (iv) any payment of management fees by the Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

REVIEW:  As defined in SECTION 7.1(d)(ii)

S&P: Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

SALES: With respect to any period and any Person, the dollar amount of all credit sales generated by such Person during such period pursuant to any invoice, contract or otherwise.

SECURED PARTIES:  The Indemnified Parties.

SELLER:  As defined in the preamble to this Agreement.

SELLER PARTIES:  As defined in the preamble to this Agreement.

SERVICING FEE:  For each day in a Collection Period:

                (i) an amount equal to (A) the Servicing Fee Rate (or, at any time while T&B Corp. or one of its Affiliates is the Master Servicer, such lesser percentage as may be agreed between the Seller and the Master Servicer on an arms' length basis based on then prevailing market terms for similar services), TIMES (B) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Collection Period, times (C) 1/360; or

                (ii) on and after the Master Servicer's reasonable request made at any time when T&B Corp. or one of its Affiliates is no longer acting as Master Servicer hereunder, an alternative amount specified by the successor Master Servicer not exceeding (A) 110% of such Master Servicer's reasonable costs and expenses of performing its obligations under this Agreement during the preceding Collection Period, divided by (B) the number of days in the current Collection Period.

SERVICING FEE RATE:  1.0% per annum.

SERVICING RESERVE: For any Collection Period, the product (expressed as a percentage) of (i) the Servicing Fee Rate, times (ii) a fraction, the numerator of which is (A) from the Closing Date to the first day of the ninth Collection Period occurring after the Closing Date, the highest Days Sales Outstanding for the eight (8) Collection Periods then most recently ended, (B) from and after the first day of the ninth Collection Period until the first day of the thirteenth Collection Period, the highest Days Sales Outstanding for the preceding Collection Periods occurring after the Closing Date or (C) for any day from and after the first day of the thirteenth Collection Period, the Days Sales Outstanding for the most recent twelve (12) Collection Periods and the denominator of which is 360.

SETTLEMENT DATE: (i) the 2nd Business Day after each Monthly Reporting Date, or if the 2nd Business Day shall occur in the succeeding calendar month, on the last day of the calendar month in which such Monthly Reporting Date occurs, and
(ii) the last day of the relevant Interest Period in respect of each Receivable Interests funded through a Liquidity Funding.

SETTLEMENT PERIOD: (i) in respect of each Receivable Interest funded through the issuance of Commercial Paper, the immediately preceding Collection Period, and
(ii) in respect of each Receivable Interest funded through a Liquidity Funding, the entire Interest Period of such Liquidity Funding.

SHAMROCK RECEIVABLE: Each Receivable generated by the Shamrock division of T&B Corp.

SUBSIDIARY: Of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

T&B CORP.:  As defined in the preamble to this Agreement.

TAX CODE: The Internal Revenue Code of 1986, as the same may be amended from time to time.

TERMINATING TRANCHE:  As defined in SECTION 4.3(b).

TRANSACTION DOCUMENTS: Collectively, this Agreement, each Purchase Notice, the Receivables Contribution Agreement, the Receivables Transfer Agreement, each Collection Account Agreement, the Fee Letter, and all other instruments, documents and agreements executed and delivered in connection herewith.

UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

UNMATURED LIQUIDATION EVENT: An event which, with the passage of time or the giving of notice, or both, would constitute a Liquidation Event.

VOLUME INCENTIVE DISCOUNT RESERVE: For any Collection Period, the sum of (a) the lesser of the (i) Monthly VID Amount and (ii) the Alternative Monthly VID Amount and (b) the Additional VID Reserve Amount.

VID BALANCE: For any Collection Period, the aggregate dollar amount of credits or other reductions in purchase price for merchandise given by the Originators to its customers in respect of volume incentive discounts during the immediately preceding Collection Period.

WACHOVIA:  Wachovia Bank, N.A. in its individual capacity and its successors.

YIELD: For each Interest Period relating to a Receivable Interest funded through a Liquidity Funding, an amount equal to the product of the applicable Yield Rate for such Receivable Interest multiplied by the Invested Amount of such Receivable Interest for each day elapsed during such Interest Period, annualized on a 360 day basis.

YIELD RATE: With respect to each Receivable Interest funded through a Liquidity Funding, the LIBO Rate, the Alternate Base Rate or the Default Rate, as applicable.

YIELD RESERVE: For any Collection Period, the product (expressed as a percentage) of (i) 1.5 TIMES (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date TIMES (iii) a fraction the numerator of which is (A) from the Closing Date to the first day of the ninth Collection Period occurring after the Closing Date, the highest Days Sales Outstanding for the eight (8) Collection Periods then most recently ended, (B) from and after the first day of the ninth Collection Period until the first day of the thirteenth Collection Period, the highest Days Sales Outstanding for the preceding Collection Periods occurring after the Closing Date or (C) for any day from and after the first day of the thirteenth Collection Period, the Days Sales Outstanding for the most recent twelve (12) Collection Periods and the denominator of which is 360.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Tennessee or any other applicable state, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                             FORM OF PURCHASE NOTICE

                                   TBSPV, INC.

                                 PURCHASE NOTICE

                           dated ______________, 20__
                     for Purchase on ________________, 20__


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303

Attention:  Elizabeth R. Wagner, Fax No. (404) 332-5152

Ladies and Gentlemen:

Reference is made to the Receivables Purchase Agreement dated as of September 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "RECEIVABLES PURCHASE AGREEMENT") among TBSPV, Inc. (the "SELLER"), Thomas & Betts Corporation, as initial Master Servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank N.A., as Administrative Agent. Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

         1. The [MASTER SERVICER, ON BEHALF OF THE] the Seller hereby certifies, represents and warrants to the Administrative Agent and Blue Ridge that on and as of the Purchase Date (as hereinafter defined):

         (a) all applicable conditions precedent set forth in Article VI of the Receivables Purchase Agreement have been satisfied;

         (b)  each of its representations and warranties contained in
SECTION 5.1 of the Receivables Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

         (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or Unmatured Liquidation Event;

         (d)  the Facility Termination Date has not occurred; and

         (e) after giving effect to the Purchase requested below, the Aggregate Invested Amount will not exceed the Purchase Limit and the aggregate Receivable Interests will not exceed 100%.

         2. The [MASTER SERVICER, ON BEHALF OF THE] the Seller hereby requests that Blue Ridge make a Purchase on ___________, 20__ (the "PURCHASE DATE") as follows:

         (a)  Purchase Price:  $_____________

         (b) If the Purchase is funded with a Liquidity Funding, [MASTER SERVICER ON BEHALF OF THE] the Seller requests that the Invested Amount (which will initially accrue Yield at the Alternate Base Rate) begin to accrued Yield at a LIBO Rate for a Interest Period of _____ months on the third Business Day after the Purchase Date).

         3. Please disburse the proceeds of the Purchase as follows:

         [APPLY $________ TO PAYMENT OF AGGREGATE UNPAIDS DUE ON THE PURCHASE DATE]. [WIRE TRANSFER $________ TO ACCOUNT NO. ________ AT ___________ BANK, IN [CITY, STATE], ABA NO. __________, REFERENCE: ________].

         IN WITNESS WHEREOF, the [MASTER SERVICER, ON BEHALF OF THE] the Seller has caused this Purchase Request to be executed and delivered as of this ____ day of ___________, _____.

                    [_______________________, AS MASTER SERVICER, ON BEHALF OF:]
                     ____________., as the Seller


                     By:
                        --------------------------------------------------------
                     Name:
                          ------------------------------------------------------
                     Title:
                          ------------------------------------------------------

                                   EXHIBIT III

         PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS;
                    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S)


THOMAS & BETTS CORPORATION

Jurisdiction of Incorporation: Tennessee

Chief Executive Office:    8155 T&B Boulevard
                           Memphis, TN 38125


Location of Records:       8155 T&B Boulevard
                           Memphis, TN 38125

Federal Employer
Identification Number:     22-1326940


TBSPV, INC.


Jurisdiction of Incorporation: Delaware

Chief Executive Office:    501 Silverside Road, Suite 67
                           Wilmington, DE 19809


Location of Records:       8155 T&B Boulevard
                           Memphis, TN 38125


Federal Employer
Identification Number:     62-1759303

                                   III-1

                                   EXHIBIT IV

          NAMES OF COLLECTION BANKS; LOCK-BOXES AND COLLECTION ACCOUNTS


================================================================================================================
  SERVICE PROVIDER             LOCKBOX TITLE                  LOCKBOX #          REMITTANCE ADDRESS
                           PRIOR TO CLOSING DATE
----------------------------------------------------------------------------------------------------------------
   Northern Trust       Thomas & Betts Corporation              92536                P.O. Box 92536
                                                                                   Chicago, IL 60675

----------------------------------------------------------------------------------------------------------------
      Wachovia          Thomas & Betts Corporation             101215                P.O. Box 101215
                                                                                 Atlanta, GA 30392-1215
================================================================================================================

=======================================================
     CONTACT NAME               CONTACT ADDRESS

-------------------------------------------------------
         John E               50 South LaSalle St
         Burda                 Chicago, IL 60675
     312-444-3455
-------------------------------------------------------
      Dawn Barlow             191 Peachtree Street
     404-332-1414              Atlanta, GA 30303
=======================================================

                                    EXHIBIT V

                         FORM OF COMPLIANCE CERTIFICATE


To:  Wachovia Bank, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of September 21, 2001 among TBSPV, Inc. (the "SELLER"), Thomas & Betts Corporation (the "MASTER SERVICER"), Blue Ridge Asset Funding Corporation and Wachovia Bank, N.A., as agent (the "AGREEMENT").

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected _________________ of the Seller.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Seller and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examinations described in PARAGRAPH 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Liquidation Event or Unmatured Liquidation Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, EXCEPT AS SET FORTH IN PARAGRAPH 5 BELOW].

         4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         [5. DESCRIBED BELOW ARE THE EXCEPTIONS, IF ANY, TO PARAGRAPH 3 BY LISTING, IN DETAIL, THE NATURE OF THE CONDITION OR EVENT, THE PERIOD DURING WHICH IT HAS EXISTED AND THE ACTION WHICH THE SELLER HAS TAKEN, IS TAKING, OR PROPOSES TO TAKE WITH RESPECT TO EACH SUCH CONDITION OR EVENT:_________________]

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________,20__.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


         A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         This schedule relates to the Fiscal Month ended: _______________

                                   EXHIBIT VI

                      FORM OF COLLECTION ACCOUNT AGREEMENT


                          COLLECTION ACCOUNT AGREEMENT


                               _____________, 2001

[COLLECTION BANK NAME]
[COLLECTION BANK ADDRESS]

Attn:  _____________________
Fax No. (___) ______________

         Re:      [NAME OF CURRENT LOCK-BOX OWNER]/TBSPV, INC.

Ladies and Gentlemen:

         Reference is hereby made to each of the [DEPARTMENTAL] post office boxes listed on Schedule 1 hereto (each, a "LOCK-BOX") of which [COLLECTION BANK NAME], a _________ banking association (hereinafter "YOU"), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [LOCK-BOX SERVICE AGREEMENT] dated _______________, originally by and between _____________ (the "COMPANY") and you (the "SERVICE AGREEMENT").

         1. You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no. _____________ (the "LOCK-BOX ACCOUNT").

         2. The Company hereby informs you that it has transferred to its affiliate, TBSPV, Inc., a Delaware corporation (the "SELLER") all of the Company's right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items. Accordingly, the Company and the Seller hereby request that the name of the Lock-Box Account be changed to "TBSPV, Inc." the Seller hereby further advises you that it has pledged the receivables giving rise to such items to Wachovia Bank, N.A., as agent for various parties (in such capacity, the "ADMINISTRATIVE AGENT") and has granted a security interest to the Administrative Agent in all of the Seller's right, title and interest in and to the Lock-Box Account and the funds therein.

         3. Each of the Company and the Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Administrative Agent in the form attached hereto as Annex A:

                  (i) the name of the Lock-Box Account will be changed to "Wachovia Bank, N.A., as Administrative Agent" (or any designee of the Administrative Agent), and the Administrative Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, the Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

                  Bank Name:              Wachovia Bank, N.A.
                  Location:               Winston-Salem, SC
                  ABA Routing No.:        ABA # 053100494
                  Credit Account No.:     For credit to Blue Ridge Asset Funding
                                          Account #8735-098787.
                  Reference:  Blue Ridge/TBSPV, Inc.
                  Attention:  John Dillon, tel. (336) 732-2690

or to such other account as the Administrative Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to the Administrative Agent at the following address:

                  Wachovia Bank, N.A., as Administrative Agent
                  191 Peachtree Street
                  Mail Stop GA-423
                  Atlanta, GA  30303
                  Attn:  Elizabeth K. Wagner, Asset-Backed Finance
                  Fax:  (404) 332- 5152

Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the Company (and the Seller, as the Company's assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

         4. You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrative Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or the Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

         5. You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

         6. The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [INSERT NAME OF COLLECTION BANK'S HOLDING COMPANY].

         7. The Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and
(d) any failure of the Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from the Seller with respect thereto or to the service provided hereunder; except for claims, damages, losses, liabilities and expenses arising from your gross negligence or willful misconduct.

         8. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _________, WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE FROM AND AFTER JULY 1, 2001. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

         9. This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

         Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                       Very truly yours,

                                       [NAME OF CURRENT LOCK-BOX OWNER]

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       TBSPV, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


Acknowledged and agreed to as of
the date first above written:


[COLLECTION BANK]

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


WACHOVIA BANK, N.A., as Administrative Agent

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                     ANNEX A

                                 FORM OF NOTICE

                   [ON LETTERHEAD OF THE ADMINISTRATIVE AGENT]


                                     [DATE]


[COLLECTION BANK NAME]
[COLLECTION BANK ADDRESS]

Attn:  _____________________
Fax No. (___) ______________

         Re:      [NAME OF CURRENT LOCK-BOX OWNER]/TBSPV, INC.

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated September 21, 2001 (the "LETTER AGREEMENT") among [NAME OF CURRENT LOCK-BOX OWNER], TBSPV, Inc., you and us, to have the name of, and to have exclusive ownership and control of, account no. __________ identified in the Letter Agreement (the "LOCK-BOX ACCOUNT") maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

         We appreciate your cooperation in this matter.

                                       Very truly yours,

                                       WACHOVIA BANK, N.A., as
                                       Administrative Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   SCHEDULE 1


  ------------------------------------------------------------------------------

  LOCK-BOX POST OFFICE ADDRESS
  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------

                                   EXHIBIT VII

                           SUMMARY OF CREDIT PRACTICES


               SEE EXHIBIT V TO RECEIVABLES CONTRIBUTION AGREEMENT




                                  VII-1

                                  EXHIBIT VIII

                             FORM OF MONTHLY REPORT

                                 [See attached]


                                  VIII-1

                      Thomas & Betts Corp. Monthly Report

                                    (Page 1)
                                       ($)

1. PORTFOLIO INFORMATION

        1. Beginning of Month Balance (Total A/R Outstanding)            / /

        2. Gross Sales (Domestic & Foreign):                             / /

        3. Deduct

                          a. Total Collections:                          / /
                          b. Non-Contractual Dilution                    / /
                          c. Write Offs                                  / /

        4. a. Calculated Ending A/R Balance [(1)+(2)-(3a,b,c)+(d-e)]:    / /
           b. Reported Ending A/R Balance                                / /                           /  $0/
           c. Difference (Related to Contractual Dilution)               / /

        5. Deduct:

                          a. Over 120 Days Past Due                                      / /

                          b. Foreign addresses                                           / /               0

                          c. Government                                                  / /

                          d. Intercompany and JV                                         / /

                          e. Gross age                                                   / /

                          f. Diluted Rec. Not Over 90 Days                               / /               0

                          g. Debit Memos                                                 / /               0

                          h. Chargebacks                                                 / /               0

                          i. Unidentified Cash                                           / /               0

                          j. Extended Payment Terms                                      / /

                          o. Net Duplicate Ineligibles                                   / /

                          p. Total Ineligibles                                                 / /     /  $0/

      6. Eligible Receivables Net Balance [(4b)-(7b)]:                                         / /        $0 Receivables to Sell

      7a. Deduct Excess Concentration                                                          / /
      7b. Deduct Contractural Dilution

                           k. VID Reserve                                                / /

                           l. Cash Discounts Reserve                                     / /

                           m. Advertising Reserve                                        / /
                                                                                               / /
       8. Net Pool Balance [(6) - (7a)-(7b)]:                                                  / /

       9.           Aging               Current                      One Month     Two Months      Three Months
                  Schedules              Month            %            Prior         Prior            Prior
--------------------------------------------------------------------------------------------------------------------
       a.           Current
       b.       1-30 Days Past Due
       c.      31-60 Days Past Due
       d.      61-90 Days Past Due
       e.     91-120 Days Past Due
       f.     121-150 Days Past Due
       g.    Over 150 Days Past Due
       h.  Total
----------------------------------------------------------------------------------------------------------

                       Thomas & Betts Corp. Monthly Report
                                     #REF!
                                     #REF!
                                    (Page 2)
                                      ($)

II. Calculations Reflecting Current Activity:


         10. Face Value CP Outstanding                                      / /
         11. Required Reserve %                                             / /
         12. Required Reserve [(8)x(11)]                                    / /

         13. Maximum Funding Availability                                   / /

III. Compliance

         14. Asset Interest [(10)+(12)/(8)]
             less than 100%                         In Compliance           / /

         15. 3M Avg. Delinquency Ratio              In Compliance           / /

         16. 3M Avg. Default Ratio                  In Compliance           / /

         17. 3M Avg. Dilution Ratio                 In Compliance           / /

         18. Facility Limit (12)
             less than= $205,000,000                In Compliance

         19. Required Capital Amount                In Compliance           / /
             Net Worth                                                      / /

                      Thomas & Betts Corp. Monthly Report
                                      #REF!
                                      #REF!
                                    (Page 3)
                                       ($)


IV. Excess Concentration (Calculation)

        Eligible Receivables        #REF!


        Allowable Percentage             Max. Allowable Balance         Credit Rating
                                                                        -------------
              #REF!                                                         #REF!
              #REF!                                                         #REF!
              #REF!                                                         #REF!
              #REF!                                                         #REF!
              #REF!                                                         #REF!
              #REF!                                                         #REF!


            Largest                          Short-Term                Allowable       Total           Allowable       Excess
           Obligors                          Debt Rating               Percentage    Receivables      Receivables    Receivables
----------------------------------------------------------------------------------------------------------------------------------
1
----------------------------------------------------------------------------------------------------------------------------------
2
----------------------------------------------------------------------------------------------------------------------------------
3
----------------------------------------------------------------------------------------------------------------------------------
4
----------------------------------------------------------------------------------------------------------------------------------
5
----------------------------------------------------------------------------------------------------------------------------------
6
----------------------------------------------------------------------------------------------------------------------------------
7
----------------------------------------------------------------------------------------------------------------------------------
8
----------------------------------------------------------------------------------------------------------------------------------
9
----------------------------------------------------------------------------------------------------------------------------------
10
----------------------------------------------------------------------------------------------------------------------------------
11
----------------------------------------------------------------------------------------------------------------------------------
12
----------------------------------------------------------------------------------------------------------------------------------
13
----------------------------------------------------------------------------------------------------------------------------------
14
----------------------------------------------------------------------------------------------------------------------------------
15
----------------------------------------------------------------------------------------------------------------------------------

                                                                                    ----------------------------------------------
         Total
                                                                                    ----------------------------------------------

the undersigned hereby represents and warrants that the foregoing is a true and accurate acounting with respect to outstanding receivables as of ______________ accordance with the Credit and Security Agreement dated October 25, 2000 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed: ____________________________________            Date: __________________
Title:______________________________________

                                   EXHIBIT IX

                                 ACTIONS; SUITS

None except as described in the most recent 10-K and 10-Q filed by Thomas & Betts Corporation with the Securities and Exchange Commission and as listed on
Exhibit VII to the Receivables Transfer Agreement.

                                    EXHIBIT X

                                  FISCAL MONTHS

                                 [See attached.]

                                                            THOMAS & BETTS
                                                        2001 FINANCIAL CALENDAR
--------------------------------------------------------------------------------------------------------------------------
                JAN                                        FEB                                        MAR
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
       /1/   2    3    4    5    6                29   30   31    1    2     3               26   27   28    1    2    3
   7    8    9   10   11   12   13            4    5    6    7    8    9    10           4    5    6    7    8    9   10
  14   15   16   17   18   19   20           11   12   13   14   15   16    17          11   12   13   14   15   16   17
  21   22   23   24   25   26   27           18   19   20   21   22   23    24          18   19   20   21   22   23   24
  28*                                        25*                                        25   26   27   28   29   30   31
                                                                                         1*

            19 Order Days                               20 Order Days                             25 Order Days
--------------------------------------------------------------------------------------------------------------------------
                APR                                        MAY                                        JUN
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
        2    3    4    5    6    7                30    1    2    3    4    5               /28/  29   30   31    1    2
   8    9   10   11   12   13   14            6    7    8    9   10   11   12            3    4    5    6    7    8    9
  15   16   17   18   19   20   21           13   14   15   16   17   18   19           10   11   12   13   14   15   16
  22   23   24   25   26   27   28           20   21   22   23   24   25   26           17   18   19   20   21   22   23
  29*                                        27*                                        24   25   26   27   28   29   30
                                                                                        31*

            20 Order Days                               20 Order Days                             24 Order Days
--------------------------------------------------------------------------------------------------------------------------
                JUL                                        AUG                                        SEP
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
        2    3   /4/   5    6    7                30   31    1    2    3    4                27   28   29   30   31    1
   8    9   10   11   12   13   14            5    6    7    8    9   10   11            2   /3/   4    5    6    7    8
  15   16   17   18   19   20   21           12   13   14   15   16   17   18            9   10   11   12   13   14   15
  22   23   24   25   26   27   28           19   20   21   22   23   24   25           16   17   18   19   20   21   22
  29*                                        26*                                        23   24   25   26   27   28   29
                                                                                        30*

            19 Order Days                               20 Order Days                             24 Order Days
--------------------------------------------------------------------------------------------------------------------------
                OCT                                        NOV                                        DEC
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
        1    2    3    4    5    6                29   30   31    1    2    3                26   27   28   29   30    1
   7    8    9   10   11   12   13            4    5    6    7    8    9   10            2    3    4    5    6    7    8
  14   15   16   17   18   19   20           11   12   13   14   15   16   17            9   10   11   12   13   14   15
  21   22   23   24   25   26   27           18   19   20   21  /22/ /23/  24           16   17   18   19   20   21   22
  28*                                        25*                                        23  /24/ /25/  26   27   28   29
                                                                                        30*

            20 Order Days                      18 Work Days - 19 Order Days               22 Work Days - 24 Order Days
--------------------------------------------------------------------------------------------------------------------------
     /   /  =  Official Holiday                                                        DATE PUBLISHED:  12-Sep
                                                                                       Approved by
         *  =  Closing Date                                                            File Name:
--------------------------------------------------------------------------------------------------------------------------


                                                            THOMAS & BETTS
                                                        2002 FINANCIAL CALENDAR
--------------------------------------------------------------------------------------------------------------------------
                JAN                                        FEB                                        MAR
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
      /31/  /1/   2    3    4    5                28   29   30   31    1    2                25   26   27   28    1    2
   6    7    8    9   10   11   12            3    4    5    6    7    8    9            3    4    5    6    7    8    9
  13   14   15   16   17   18   19           10   11   12   13   14   15   16           10   11   12   13   14   15   16
  20   21   22   23   24   25   26           17   18   19   20   21   22   23           17   18   19   20   21   22   23
  27*                                        24*                                        24   25   26   27   28   29   30
                                                                                        31*

    19 Work Days - 19 Order Days                      20 Order Days                             25 Order Days
--------------------------------------------------------------------------------------------------------------------------
                APR                                        MAY                                        JUN
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
        1    2    3    4    5    6                29   30    1    2    3    4               /27/  28   29   30   31    1
   7    8    9   10   11   12   13            5    6    7    8    9   10   11            2    3    4    5    6    7    8
  14   15   16   17   18   19   20           12   13   14   15   16   17   18            9   10   11   12   13   14   15
  21   22   23   24   25   26   27           19   20   21   22   23   24   25           16   17   18   19   20   21   22
  28*                                        26*                                        23   24   25   26   27   28   29
                                                                                        30*

            20 Order Days                               20 Order Days                             24 Order Days
--------------------------------------------------------------------------------------------------------------------------
                JUL                                        AUG                                        SEP
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
        1    2    3   /4/   5    6                29   30   31    1    2    3                26   27   28   29   30   31
   7    8    9   10   11   12   13            4    5    6    7    8    9   10            1   /2/   3    4    5    6    7
  14   15   16   17   18   19   20           11   12   13   14   15   16   17            8    9   10   11   12   13   14
  21   22   23   24   25   26   27           18   19   20   21   22   23   24           15   16   17   18   19   20   21
  28*                                        25*                                        22   23   24   25   26   27   28
                                                                                        29*

            19 Order Days                               20 Order Days                             24 Order Days
--------------------------------------------------------------------------------------------------------------------------
                OCT                                        NOV                                        DEC
--------------------------------------------------------------------------------------------------------------------------
  S    M    T    W    T    F    S            S    M    T    W    T    F    S            S    M    T    W    T    F    S
--------------------------------------------------------------------------------------------------------------------------
       30    1    2    3    4    5                28   29   30   31    1    2                25   26   27  /28/ /29/  30
   6    7    8    9   10   11   12            3    4    5    6    7    8    9            1    2    3    4    5    6    7
  13   14   15   16   17   18   19           10   11   12   13   14   15   16            8    9   10   11   12   13   14
  20   21   22   23   24   25   26           17   18   19   20   21   22   23           15   16   17   18   19   20   21
  27*                                        24*                                        22   23  /24/ /25/  26   27   28
                                                                                        29*

            20 Order Days                               20 Work Days                      21 Work Days - 23 Order Days
--------------------------------------------------------------------------------------------------------------------------
       / /  =  Official Holiday                                                        DATE PUBLISHED:  12-Sep
         *  =  Closing Date                                                            File Name:
--------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT XI

                                  ERISA MATTERS


1. Shamrock 401(k) Plan: Failed to timely remit employee contributions to plan. Exposure less than $100.00. VCA filed with Internal Revenue Service and Department of Labor.

                                   SCHEDULE A

                     DOCUMENTS TO BE DELIVERED TO THE AGENT

                       ON OR PRIOR TO THE INITIAL PURCHASE


         1. Executed copies of the Receivables Purchase Agreement, duly executed by the parties thereto.

         2. Copy of the Resolutions of the Board of Directors of each Seller Party certified by its Secretary or Assistant Secretary authorizing such Person's execution, delivery and performance of this Agreement and the other documents to be delivered by it hereunder.

         3. Articles or Certificate of Incorporation of each Seller Party and certified by the Secretary of State of its jurisdiction of incorporation on or within thirty (30) days prior to the initial Purchase.

         4. Good Standing Certificate for each Seller Party issued by the Secretaries of State of its state of incorporation and each jurisdiction where it has material operations, each of which is listed below:

         (a)  the Seller: Tennessee, Delaware

         (b) Master Servicer: Tennessee, Alabama, Arizona, Arkansas, California, Florida, Georgia, Illinois, Kansas, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington and Wisconsin.

         5. A certificate of the Secretary or Assistant Secretary of each Seller Party certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder and (ii) a copy of such Person's By-Laws.

         6. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against the Seller Party from the following jurisdictions:

         (a)  the Seller:   Tennessee, Delaware

         (b)  Master Servicer:  Tennessee, Alabama

         7. Time stamped receipt copies of proper financing statements, duly filed under the UCC on or before the date of the initial Purchase in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by this Agreement.

         8. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller.

         9. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

         10. A favorable opinion of legal counsel for the Seller Parties and the Originators reasonably acceptable to the Administrative Agent which addresses the following matters and such other matters as the Administrative Agent may reasonably request:

         (a) due authorization, execution, delivery, enforceability and other corporate matters with respect to each of the Seller Parties and the Originators;

         (b) the creation of a first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in (1) all of the Receivables and Related Security (and, including specifically any undivided interest therein retained by the Seller hereunder), the Sale Agreement, the Transfer Agreement and other Transaction Documents and (2) all proceeds of any of the foregoing;

         (c) the existence of a "true sale" of the Receivables from T&B Corp. to the Seller under the Receivables Contribution Agreement;

         (d) the inapplicability of the doctrine of substantive consolidation to the Seller and any Originator or the Master Servicer in connection with any bankruptcy proceeding involving any Seller Party or any Originator.

         11.  A Compliance Certificate.

         12.  The Fee Letter.

         13.  A Monthly Report as at August 26, 2001.

         14. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with this Agreement.

         15. A direction letter executed by each of the Seller Parties authorizing the Administrative Agent and Blue Ridge, and directing Creditek and other warehousemen to allow the Administrative Agent and Blue Ridge to inspect and make copies from the Seller Party's books and records maintained at off-site data processing or storage facilities.

         16. A direction letter executed by each of the Seller Parties authorizing the Administrative Agent and Blue Ridge, and directing VRC and other warehousemen to allow the Administrative Agent and Blue Ridge to inspect and make copies from the Seller Party's books and records maintained at off-site data processing or storage facilities.

         17. The Liquidity Agreement, duly executed by each of the parties thereto.

         18. If applicable, for each Liquidity Bank that is not incorporated under the laws of the United States of America, or a state thereof, two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, as applicable, certifying in either case that such Liquidity Bank is entitled to receive payments under the Agreement without deduction or withholding of any United States federal income taxes.